UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LendingClub Corporation (Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

595 Market Street, Suite 200
San Francisco, California 94105

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of LendingClub Corporation (the “Company,” “LendingClub,” “we,” “us” and “our”) will be held on June 11, 2024 at 8:00 a.m. Pacific Time via the Internet at www.virtualshareholdermeeting.com/LC2024 (the “Annual Meeting”). There is no physical location for the Annual Meeting.
At the Annual Meeting, you will be asked to:

1.Elect Syed Faiz Ahmad (Faiz Ahmad), Allan Landon and Timothy Mayopoulos as Class I directors, each of whom is currently serving on our Board of Directors, to serve until the 2027 Annual Meeting of Stockholders and until his successor has been elected and qualified or his earlier death, resignation or removal;
2.Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement;
3.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
4.Approve a management proposal to amend and restate the Company’s Restated Certificate of Incorporation to phase in the declassification of our Board of Directors;
5.Approve a management proposal to amend and restate the Company’s Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our governing documents;
6.Approve a management proposal to amend and restate the Company’s Restated Certificate of Incorporation to limit the personal liability of certain officers of the Company as permitted by Delaware law; and
7.Approve a management proposal to amend and restate the Company’s 2014 Employee Stock Purchase Plan to extend the expiration of the 2014 Employee Stock Purchase Plan by ten years from December 2024 to December 2034, and make certain other changes.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
Jordan Cheng
General Counsel and Corporate Secretary

San Francisco, California
April 25, 2024

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) so that your shares may be represented at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2024: THIS PROXY STATEMENT, PROXY, AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM

Dear Stockholders,

As a digitally native, vertically integrated, customer-focused company, and one of a small number of fintech companies with a national bank charter, we are building a new kind of bank, one that aims to advantage our members with the information, tools, and guidance they need to achieve their own version of financial success. We do this by leveraging data and technology to increase access to credit, lower borrowing costs, and improve the return on savings – all through a smart, simple, and rewarding digital experience.

Despite a challenging macroeconomic environment, we continue to develop and launch market-leading products and features. In 2023, we sold over $1.5 billion in Structured Certificates – a new type of structured program transaction that allows investors to earn compelling levered returns without the need for the financing typically required for a whole loan purchase, while we earn an attractive yield with remote credit risk. For consumers, we’re introducing TopUpTM and CleanSweepTM products, which give our members additional avenues for additional money and/or lower debt payments. And we have more on the roadmap, as we leverage our commitment to innovation and our marketplace bank model to advantage our members.

We’ve been able to accomplish the above while maintaining our commitment to remain profitable throughout 2023. Given the adverse impact of the ongoing macroeconomic environment on our business, we resized our expense base. Unfortunately, that included difficult decisions to streamline our workforce. However, among other factors, our resolve on expense management positioned us to successfully exit our operating agreement with the Office of the Comptroller of the Currency (OCC) in early 2024. We remain keenly focused on prudently operating the business, including delivering on credit quality.

Maintaining high employee engagement and productivity necessitate that we deliver a compelling combination of culture, opportunity, and compensation. As a fintech company with a substantial presence in the San Francisco Bay Area, we have historically operated a broad-based, equity oriented, long-term incentive program to deliver market-required compensation. We are cognizant of the dilution this creates on our stockholders and have implemented several changes to reduce the overhang and annual utilization rate from our equity compensation program to below 20% and 4%, respectively, by the end of 2027. We engaged with many of our largest stockholders on the topic and they have been nearly universally supportive of our efforts and initiatives, including allocating a greater portion of target compensation to cash compensation in lieu of equity compensation to reach our stated dilution targets.

As we reduce equity participation through our equity compensation program, we are evaluating the merits of resuming our Employee Stock Purchase Plan to provide employees another avenue for equity participation. Therefore, this year we have included a proposal to extend the expiration of our 2014 Employee Stock Purchase Plan, which otherwise expires in December 2024. Please note that the proposal does not solicit any new shares, nor does it extend the existing evergreen provision, which sunset per its original terms earlier this year. Please refer to page 69 of this proxy statement for more information on this important proposal.

Further, we have included two important governance proposals for your consideration. First, we continue to believe in the merits of a declassified board and have again included a proposal this year to phase out our current classified board structure. Second, we have again included a proposal this year to remove the supermajority voting standard to amend our governing documents. In 2023, more than 99% of our stockholders that voted supported these measures; however, we did not receive the necessary number of votes for them to pass. These proposals, along with our efforts to reduce the dilution from equity compensation, address the most common areas of stockholder feedback. Therefore, we highly encourage you to vote “FOR” each of these proposals.

Although the macro environment appears likely to remain dynamic and uncertain over the near and intermediate term, we believe that LendingClub has tremendous opportunities ahead and is well placed to resume growth as conditions stabilize.

With our award-winning banking product, market-leading lending capabilities, innovation-oriented culture and seasoned executive team, we remain optimistic about our future and committed to creating value for our stockholders, as well as our customers, employees and communities.

On behalf of the Board, thank you for your investment in LendingClub.

Sincerely,

Scott Sanborn, Chief Executive Officer and member of the Board

John C. (Hans) Morris, Independent Chairman of the Board

2024 PROXY STATEMENT

2024 PROXY STATEMENT | PROXY SUMMARY
PROXY SUMMARY

April 25, 2024

Overview of Voting Items

Proposal	Board Recommendation	Page
Proposal One: Election of Class I directors	For each nominee	59
Proposal Two: Advisory vote to approve the compensation of our named executive officers	For	60
Proposal Three: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year	For	61
Proposal Four: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to phase in the declassification of the Board of Directors	For	62
Proposal Five: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our governing documents	For	64
Proposal Six: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to limit the personal liability of certain officers of the Company as permitted by Delaware Law	For	66
Proposal Seven: Management proposal to amend and restate the Company’s 2014 Employee Stock Purchase Plan to extend the expiration of the 2014 Employee Stock Purchase Plan by ten years from December 2024 to December 2034, and make certain other changes	For	69

The Notice of Internet Availability of Proxy Materials (the “Notice”), Proxy Statement, form of proxy and Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) will be first distributed and made available to stockholders on or about April 25, 2024.

Who We Are

LendingClub Corporation (including its subsidiaries, “LendingClub”, the “Company”, “we”, “us”, “our”) operates a leading digital marketplace bank with innovative and market-leading products and features. As a digitally native, vertically integrated, customer-focused company, and one of a small number of fintech companies with a national bank charter, we are building a new kind of bank, one that aims to advantage our members with the information, tools, and guidance they need to achieve their own version of financial success. We do this by leveraging data and technology to increase access to credit, lower borrowing costs, and improve the return on savings – all through a smart, simple, and rewarding digital experience.

Our customers – our “members” – can gain access to a range of financial products and services designed to help them digitally optimize their lending, spending and savings. Our primary loan products include unsecured personal loans, secured auto refinance loans, and patient and education finance loans. We currently offer borrowers multiple features to lower their cost of debt and enhance their financial health, including balance transfers (where a borrower’s existing credit card debt is directly paid down and the loan is consolidated into a fixed-rate term loan) and joint applications (where borrowers may receive a better rate when they jointly apply for a personal loan). These loan products are underpinned by a scalable technology platform and capabilities targeted directly at our members’ core needs to either lower the cost of their debt and/or improve the returns on their savings. Our commercial lending business is primarily focused on small businesses, and we participate in the U.S. Small Business Administration lending programs. Our deposit business includes sourcing deposits directly from consumer and commercial customers and from third-party marketing channels and deposit brokers. For consumer depositors, we offer high-yield savings accounts, checking accounts and certificates of deposit. With our FDIC-insured high-yield savings account, members can enhance their savings by earning competitive interest on their entire balance. Our checking accounts deliver an award-winning digital experience, customer friendly features, such as ATM fee rebates, no overdraft fees, and early direct deposits. Since 2007, more than 4.8 million individuals have become members, joining the Club to help achieve their financial goals.

LENDINGCLUB CORPORATION | 1

2024 PROXY STATEMENT | PROXY SUMMARY
To execute on our vision, grow the business responsibly and create value for our stockholders, it is critical that we have a sophisticated, dedicated and committed management team, overseen by an independent Board of Directors (the “Board”) with substantial and relevant expertise.

2023 Strategic Priorities and Results

Our management team and Board are deeply focused on the evolution, execution and oversight of our strategy. Below is a summary of key 2023 strategic priorities and how we executed against them.

Responsiveness to Stockholder Feedback

Our Board believes it is important to maintain an open dialogue with stockholders to understand their views on the Company, its strategy and its governance and compensation practices. Therefore, we engage with stockholders regularly and solicit feedback annually on our compensation and governance practices. Consistent with prior years, members of our management team participated in these conversations, and stockholders were also offered the opportunity to speak with a member of our Board. Stockholders have overwhelmingly expressed support for the proactive approach the Company has taken to solicit and incorporate stockholder feedback.

In early 2023 and early 2024, we reached out to stockholders representing, in aggregate, an estimated 50% and 46% of our then outstanding shares, respectively, and held meetings with those that requested a discussion, including with the governance departments of some of our largest institutional stockholders. Some stockholders declined our invitation for a discussion, citing a lack of questions or concerns. In total, since January 1, 2023 through our annual stockholder outreach, we have had conversations with stockholders holding, in aggregate, an estimated 42% of our outstanding shares. In addition to our annual stockholder outreach on governance and compensation practices, we maintain ongoing dialogue with many of our stockholders through our investor relations program.

Overall, the stockholders we engaged with expressed support for our strategy and compensation and governance practices. Among other things, stockholders inquired about the cadence of the Company’s review of its ESG disclosures and supported the Company’s commitment to incrementally evolve and enhance its ESG disclosures as rulemaking on the topic evolves and is finalized. Further, stockholders recognized that executive retention is critical over the next few years as the Company navigates the current macroeconomic environment and positions the Company to resume growth. Below is a summary of other feedback we received from our stockholders and how we’ve responded.

LENDINGCLUB CORPORATION | 2

2024 PROXY STATEMENT | PROXY SUMMARY

What We Heard	What We Have Done
Equity Programs
•Stockholders expressed a desire for us to reduce the dilution from our equity compensation program
•Evolved compensation program to reduce equity utilization (see below)
•Terminated evergreen provision in our 2014 Equity Incentive Plan, as amended and restated (the “2014 Equity Incentive Plan”), resulting in forfeiture of over 7 million shares that would otherwise be available for grant
•Committed to not issue any of the remaining 1.34 million shares available for grant under the 2016 Radius incentive plan
•Amended the 2014 Equity Incentive Plan to limit ability to accelerate awards

PBRSU Design
•Some stockholders expressed a desire for us to diversify our performance-based restricted stock unit (“PBRSU”) program to include an ambitious, but attainable, multi-year operating metric
•Allocated 50% of the intended value of our 2024 PBRSUs to achievement against a 3-year operating metric
•Continued to allocate the remaining 50% of the intended value of our 2024 PBRSUs to achievement against a 3-year relative TSR metric, with target performance remaining at the 55th percentile

Corporate Governance
•Stockholders continue to support our efforts to declassify the Board
•For the seventh consecutive year, the Board is recommending a proposal to phase-out our classified Board at this year’s Annual Meeting
•Despite the support of 99% of stockholders that voted in 2023, the proposal has not yet received the requisite number of votes to pass

•Some stockholders prefer that we eliminate the supermajority vote requirement to amend our governing documents
•For the second consecutive year, the Board is recommending a proposal to eliminate the supermajority voting requirement to amend our governing documents at this year’s Annual Meeting
•Despite the support of 99% of stockholders that voted in 2023, the proposal has not yet received the requisite number of votes to pass

•Stockholders appreciated our willingness to evolve and adopt policies to reflect feedback and heightened standards	•Implemented a 1-year holding period on vested equity awards, net of taxes, for executive officers •Adopted clawback policies with coverage greater than applicable requirements
•Stockholders support the refreshment and composition of our Board	•Appointed two new directors in 2023 •Majority of Board appointed since 2021, with recent appointments adding diversity and significant banking experience

Reducing Dilution

In connection with our proposal in 2023 to amend and restate our 2014 Equity Incentive Plan, we made an accompanying commitment to materially reduce the dilution created from our equity compensation program. Specifically, our stated targets are to reduce the overhang and annual utilization rate from our equity compensation program to below 20% and 4%, respectively, by the end of 2027.

In discussing with stockholders, we noted the substantial measures we had already taken to manage dilution, including:
•Reduced Award Sizes. Adjusted our internal guidelines to reduce target equity award sizes by 25%.
•Cliff Vesting. All equity awards to new hire employees have a one-year cliff before vesting begins.
•Cash-Choice Program. We created a “cash-choice” program where non-executive employees can elect to receive a portion of their long-term incentive award in the form of a fixed value cash award in lieu of equity.
•Stock Options. We discontinued our use of stock options for equity awards, and instead award restricted stock units (“RSUs”) and PBRSUs to our employees and executives as long-term incentive awards.

LENDINGCLUB CORPORATION | 3

2024 PROXY STATEMENT | PROXY SUMMARY
•Tax Withholding for Equity Awards. We changed our withholding practices on employee compensation income from RSU/PBRSU vest events to hold back a portion of the newly vested shares and remit cash from our treasury accounts to the tax authorities, in lieu of selling shares into the open market.

We discussed, and stockholders appreciated and acknowledged, that equity compensation is a fundamental component of the Company’s ability to deliver competitive levels of compensation and that further reductions in equity compensation would need to be offset by increases in cash compensation in order to retain the human capital necessary to execute and advance the Company’s strategy.

Equity awards are denominated in dollars to employees and then converted into shares/units; typically, by dividing the intended target dollar value by the 30-day trailing average of the Company’s stock price. Consequently, an increasing stock price results in reduced dilution as fewer shares are required to cover the intended target dollar value of an equity award. The Company considered the merits of not implementing any program changes and instead waiting for stock price appreciation to naturally reduce the dilution created from its equity compensation program. However, the Company determined that being more proactive with respect to reducing dilution, without the benefit of stock price appreciation, was preferable given the feedback the Company received from its stockholders on the importance and urgency of reducing dilution.

Accordingly, in 2024 we adopted a program whereby all long-term incentive awards, including those granted to executives, are bifurcated into an equity portion (e.g., PBRSU and/or RSU) and a fixed value cash-based portion, with the fixed value cash-based portion vesting over 3-years like the equity portion. This program change is intended to decrease equity utilization, while keeping target compensation levels intact and providing the Company another multi-year retention feature in its compensation program. We believe this program was the best available solution to balance reducing dilution, rewarding and retaining employees, and managing compensation expense. For executives, compensation remains largely performance based with a majority of total target compensation in the form of a multi-year long-term incentive award.

The Company grants long-term incentive awards quarterly, with a substantial majority of grants made in the Q1 grant cycle, as the Q1 grant cycle includes annual refresh awards as compared to the Q2 through Q4 grant cycles which typically consist entirely of new-hire awards. The below graphic depicts the number of shares underlying long-term incentive awards granted in Q1 of 2023 and 2024, illustrating the impact of program changes on our use of equity.

LENDINGCLUB CORPORATION | 4

2024 PROXY STATEMENT | PROXY SUMMARY

Safe Harbor Statement

Some of the statements in this Proxy Statement, including statements regarding financial results, our ability to effectuate and the effectiveness of Company strategy, the design of our compensation programs, the benefits of our products and services, Company performance, the dilution created by the Company’s equity compensation program and future equity utilization are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings made with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENDINGCLUB CORPORATION | 5

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE
ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our mission is to relentlessly advantage our members by challenging the way banking is done. We provide smart, simple, and rewarding solutions that help our members achieve their financial goals. Since 2007, we have provided more than $90 billion in loans to over 4.8 million Club members, putting them on a path to paying down their existing debt at a lower cost. Now, as a full-service bank, we’re intent on finding new value for our members across an array of financial products.

We believe that our business is inherently aligned with supporting Environmental, Social and Governance (“ESG”) matters. With oversight from our Nominating and Corporate Governance Committee, we intend to build upon our strategy, progress and disclosures on ESG matters over time based on stakeholder feedback and new rulemaking on the topic.

Our Values

Our values are the foundation of what we strive to be, individually and collectively. They guide all aspects of our business, from strategic corporate decisions to promotions/hiring.
Do What’s Right
We are committed to acting with honesty and integrity. We act in the best interest of our members and everyone involved. We recognize that trust and confidence are critical to our marketplace, so we stand up for what’s right — even when it’s hard.
Make Impossible Happen
We look beyond what is possible today to boldly imagine new and better ways to improve the lives of our members. We take on big challenges and drive relentlessly forward to overcome all obstacles to make our vision a reality.
Know Your Stuff
We are a data-driven business. Each of us must be an expert in our areas, continuously rooted in a deep understanding of the data. We measure our efforts so that we can manage, make well-informed decisions, and identify new opportunities.

Be Confident With Humility
We are exceptionally capable individuals who put our egos aside and focus on our collective goals. We listen first and assume positive intent. We get the right people together to inform our collective perspective, evaluate the implications, and debate the trade-offs — so we can move forward quickly, collaboratively, and with confidence.
Evolve With Purpose
We embrace and create change. While we set our strategy for the long term, we stay flexible to adapt to new opportunities. We test bold ideas in real-world situations, without the fear of failure, so we can improve and evolve.
Act Like An Owner
We take ownership and hold ourselves accountable to our commitments. We roll up our sleeves and pick up tasks that need doing, even if they’re not in our job description. We are committed to LendingClub’s future and we act that way.

LENDINGCLUB CORPORATION | 6

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Environmental

We aim to do our part in conserving the environment by incorporating environmental-related considerations and risks into certain aspects of our operations. Key actions we’ve taken to support the environment include:

Light Physical Footprint
As a digital marketplace bank we operate online, which provides our members with access to banking services anywhere, anytime. This reduces the environmental impact associated with brick and mortar bank branches, including the impact of members visiting a bank branch.

Facilities
We lease LEED Gold certified buildings in San Francisco and Utah, which represent 87% of our total office space. When renovating our facilities, we emphasize recycling and the use of environmentally friendly materials.

Sustainability
We advocate for the use of sustainable or re-usable products in our spaces, such as providing compostable materials in our offices, and in our work, such as leveraging electronic signature platforms when possible.

Hybrid Work
We have adopted a hybrid work model for our employees, reducing the environmental impact associated with a fully in-office work environment, including the impact of our employees commuting to our offices each day and reduced office space needs.

Member Focused
Our core business is focused on relatively smaller-dollar loans to individuals and small businesses, and not dependent on large loans to customers that negatively impact the environment (such as loans to companies in the fossil-fuel sector).
Efficient Data Centers
We utilize leading third-party data centers for data storage, enabling us to remain environmentally efficient even as we grow our business, customer base, and data requirements.

LENDINGCLUB CORPORATION | 7

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Social

LendingClub is a social impact business with a mission of advantaging our members and helping them achieve their financial goals. We advance this mission through a technology-enabled business model focused on economic empowerment.

This aspiration, combined with our values, has driven us to lead the financial industry in advancing several policies and programs designed to reduce disparities, protect consumers and small businesses from irresponsible financing practices, and encourage innovation that supports financial health.

Championing Financial Health

Through our digital marketplace bank, we help our members achieve their financial goals by enabling them to pay less on their existing debt and earn more on their savings.

In fact, over 80% of personal loans originated through LendingClub’s platform are used to refinance or consolidate credit card debt. Our members have told us that taking out a LendingClub loan for debt consolidation improved their financial health, reducing the APR on their debt by approximately five percentage points on average and improving their credit score while providing a responsible paydown plan. We believe we are well positioned to increase our engagement with existing members by offering additional products and services to enable them to manage and improve their financial situation.
LendingClub personal loans save borrowers in interest, while providing a responsible paydown plan to help them regain control of their financial health.

We have also implemented a number of initiatives to support our members during difficult times. All of our members have a 15-day grace period to make loan payments with no penalty. We also launched a loan extension program, which extends the repayment term for eligible borrowers who fell behind on their loan payments and have resumed making regular payments. The program allows such borrowers to become current on their loan and pay any past-due amounts at the end of the loan’s new repayment term, and helps borrowers that may have experienced temporary financial difficulty. Additionally, we offer relief programs to eligible borrowers to provide flexibility during crises, like natural disasters. For example, during COVID-19, we waived late fees for existing borrowers and launched new hardship plans tailored for the COVID-19 pandemic, which helped borrowers preserve their financial health in a difficult economic and credit environment.

We have also worked with external stakeholders to better understand the issues affecting consumer financial health. For example, from 2021 to 2023, we collaborated with PYMNTS to prepare twenty-nine paycheck-to-paycheck reports. Through these reports, we sought to explore the paycheck-to-paycheck landscape and provide a deep look into the core elements of American consumers’ financial wellness, including their income, savings, debt and spending choices.

Competitive Interest Rates and Increased Savings

Our technology is fundamental to our ability to deliver better rates and products. Over the past 16 years, we’ve refined our credit decisioning and machine-learning models with more than 150 billion cells of data derived from over $90 billion of issued loans. With this technology, we’re able to underwrite loans more efficiently, which enables us to offer lower interest rates to our borrowers.
Federal Reserve researchers found that LendingClub-facilitated loans maintain exceptionally low default rates while extending access to credit.

LENDINGCLUB CORPORATION | 8

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

On average, LendingClub members save ~$2,200 over the term of a 36 month personal loan.
Researchers from the Federal Reserve Bank of St. Louis found that LendingClub loans have had lower APRs than credit cards across FICO bands. Additionally, researchers from the Federal Reserve Bank of Philadelphia have found that “consumers pay smaller spreads on loans from LendingClub than from credit card borrowing,” which is supported by our data that indicates that our members save approximately $2,200 on average over the term of a 36 month personal loan from LendingClub. These savings also extend to our auto refinance loans, which reduce the APRs members pay by over three percentage points and results in average savings of approximately $2,500 over the life of the auto loan.

In addition to providing lower APRs, we have focused on being a responsible lender, voluntarily committing to a 36% APR cap on our loans. We have also supported legislation in California and Illinois to establish statewide 36% APR caps. Through our support of the American FinTech Council, we have also marshalled fintech support for federal 36% APR cap legislation.

As a digital marketplace bank, we are also helping our members build a financial cushion through products and services designed to help them keep more of what they earn, like our award winning high-yield savings and checking accounts. Our high-yield savings account offers a leading interest rate with no monthly maintenance fees, fees to wire funds, or overdraft fees. Our checking accounts offer interest rates above the national average, unlimited cash back on qualified purchases with a checking account debit card, free ATMs, rebates on ATM fees charged by other banks, and no monthly maintenance, overdraft, or incoming wire transfer fees. Our checking product has earned official certification by the national Cities for Financial Empowerment Fund as meeting the BankOn National Standards for trust and affordability for consumer transactional accounts.

Fighting Discrimination

We are committed to fighting discrimination in the financial services industry. For example, we were the first company to express support for “disparate impact” regulation when these anti-discrimination protections were under reconsideration by the federal government. Through comment letters to the Consumer Financial Protection Bureau (the “CFPB”), Federal Trade Commission and the U.S. Department of Housing and Urban Development, we articulated and advocated for the pro-innovation value of disparate impact regulation. We have also worked with the National Community Reinvestment Coalition on a consensus statement from civil rights organizations and fintech companies in support of strengthening these critical anti-discrimination protections. Further, we have supported disparate impact regulation in order to prevent algorithmic discrimination in lending to communities of color.
“The value of disparate impact analysis was recently pointed out, and endorsed by, the largest personal loan company in the country, LendingClub, in its responses to requests for input by the CFPB.”

– Mike Calhoun, President of the Center for Responsible Lending, Senate Testimony 2019

Financial Inclusion

We promote an inclusive financial system where responsible innovation delivers better financial health outcomes. We strive to lend to those underserved by traditional banks and our digital marketplace model allows us to fill credit gaps for consumers where bank branches may be less available. Researchers from the Federal Reserve Bank of Philadelphia have found that our credit model risk ratings have a low correlation with FICO scores while still effectively predicting credit risk at a high level of performance. This means that our digital credit models are able to identify consumers who would be overlooked or overpriced by traditional FICO-based models, providing more consumers with access to lower-priced credit. Additionally, a study by Federal Reserve researchers using LendingClub data found that fintech small business lending can create a more inclusive financial system by allowing small businesses that were less likely to receive credit from traditional lenders to access credit and do so at lower costs.

Researchers from the Federal Reserve Bank of Philadelphia have found that that “LendingClub’s consumer lending activities have penetrated areas that may be underserved by traditional banks, such as in highly concentrated markets and in areas that have fewer bank branches per capita.”

LENDINGCLUB CORPORATION | 9

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We’ve also advocated for policies that encourage lending to minority-owned small businesses, such as urging the CFPB to implement Section 1071 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires lenders to report data on how they are serving minority- and women-owned firms. We believe that such policies will encourage innovation in lending, which may allow better inclusion of minority- and women-owned businesses by the financial services industry.

Helping Small Business

We are focused on supporting small businesses and believe that our small business lending activities have helped create or sustain over 100,000 jobs, in addition to helping the over 75,000 people that were able to remain employed with the over $870 million of PPP loans we facilitated during the pandemic. Further, a study from the Federal Reserve Bank of Philadelphia using LendingClub data found that fintech lenders, like LendingClub, “have been able to expand credit access to those underserved small business owners who are not likely to receive funding from traditional lenders…and in those areas that face a higher local unemployment rate.”

We are focused on supporting small businesses and believe that our small business lending activities have helped create or sustain over 100,000 jobs.

We also helped form the Responsible Business Lending Coalition to drive responsible practices in the small business lending sector. With the Responsible Business Lending Coalition, we co-wrote the Small Business Borrowers Bill of Rights, the first cross-sector consensus on responsible small business lending and the rights that small business owners deserve when obtaining a loan. Since its creation, the Small Business Borrowers Bill of Rights has been signed by over 110 nonprofits, community development financial institutions, fintechs and banks and has inspired a wave of small business protection laws across the U.S.

We believe that innovation in the financial services industry can lower prices for small businesses. However, in order for small business customers to identify and benefit from lower prices, they need to be able to easily compare the prices they are being offered. Accordingly, LendingClub and its coalition partners helped lead the passage of the nation’s first small business truth-in-lending law, California Senate Bill 1235, to help protect small businesses from irresponsible lending that disproportionately harms entrepreneurs of color. Similar legislation has since passed in New York and has been introduced in Connecticut, Maryland, New Jersey and North Carolina. Finally, we recently endorsed a bill introduced in the United States House and Senate that would extend the transparency standards of the federal Truth in Lending Act to small business financing.

Governance

We are committed to sound and effective corporate governance practices. We have established a strong governance foundation through highly qualified directors, with strong oversight provided by our independent chairman. Further we have instituted significant stock ownership requirements for Board members and executives to promote strong alignment with stockholder interests. We also pursue robust stockholder engagement each year and have been responsive to stockholder feedback on key issues, including Board vote requirements, Board declassification, supermajority voting requirements and executive compensation programs.

We have also established key policies and guidelines that align with responsibly building value for our stockholders, including, among others, the following:

LENDINGCLUB CORPORATION | 10

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Corporate Governance Guidelines	Business Conduct and Ethics Policy
Our Corporate Governance Guidelines promote the effective functioning of our Board and its committees, promote the interests of our stockholders, ensure a common set of expectations as to how our Board, its committees, individual directors and management should perform their functions, and provide a flexible framework within which the Board may conduct its business.	Our business conduct and ethics policy applies to all our directors, officers, employees and authorized third-party representatives and promotes certain actions, including honest and ethical conduct, compliance with laws, rules and regulations, the protection of LendingClub assets (including corporate opportunities and confidential information), and fair dealing practices, among others.

Officer Stock Ownership Guidelines	Non-Employee Director Ownership Guidelines
Under guidelines adopted by our Compensation Committee, our CEO should hold equity in LendingClub with a value of six times base salary, our CFO should hold equity with a value of three times base salary, and all other Section 16 officers should hold equity with a value of two times base salary. For additional information, see the section titled “Additional Governance Measures — Stock Ownership Guidelines” on page 38.

Each non-employee director should hold an equity in LendingClub equal to at least $400,000 in value, which is 10x the base cash retainer for Board service. For additional information, see the section titled “Director Compensation — Director Stock Ownership Guidelines” on page 24.

Human Capital/ Diversity & Inclusion

Our success depends, in large part, on our ability to recruit, develop, motivate and retain employees with the skills to execute our long-term strategy. We participate in a competitive market for talent and aim to distinguish ourselves by offering our employees the opportunity to make a meaningful positive impact on the financial health of Americans in an innovative technology-oriented environment. We also offer competitive compensation and benefits. Our compensation programs consist primarily of base salary, annual corporate bonus opportunity and long-term equity and cash awards. We are committed to providing equal pay for equal work. To support this, we regularly conduct pay equity surveys to ensure our compensation programs are applied equitably across our workforce and benchmark ourselves against industry best practices. Our benefits programs consist of comprehensive health, dental and welfare benefits, including a 401(k) matching program and standalone mental health coverage. We also provide employees with opportunities to support their communities by providing dollar-for-dollar matching on qualified charitable donations up to $300 per year per eligible employee. Employees can also receive up to eight hours of paid time off for eligible volunteer activities.

 In 2023, our total headcount decreased by 560 employees compared to the prior year, primarily due to the workforce reduction plans we implemented during the year to align our cost structure to our financial profile given the continued adverse impact of the evolving macroeconomic environment on our business. For employees impacted by a workforce reduction plan, we offered severance, extended benefits coverage and outplacement assistance.

LENDINGCLUB CORPORATION | 11

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We strive to create a welcoming and empowering environment where our employees feel that they are reaching their full potential, are highly engaged and are doing what they do best every day to accomplish our mission and vision. We support our employees professionally through onboarding programs, on-the-job training, career development sessions and performance check-ins. We monitor employee satisfaction and engagement through semi-annual engagement surveys. The survey results provide an important measure of how employees experience our workplace, culture, priorities and values, and we use the survey results to make informed decisions about the LendingClub experience. During our most recent survey in the Fall of 2023, 91% of LendingClub employees responded. Our five highest rated categories were team camaraderie, accountability, manager, feedback and fair treatment. Our employee experience has earned a number of external recognitions, including being ranked #44 and #38 on Newsweek’s list of the top 100 most loved workplaces for 2023 and 2022, respectively; being named one of the 2022 Best Workplaces in Financial Services & Insurance by Great Place to Work® and Fortune; Top Workplaces USA awards in 2022 and 2023; Top Workplaces awards for our Lehi, Utah office for every year in which we have operated an office there (2019, 2020, 2021, 2022, 2023); Greater Bay Area Top Workplaces award for our San Francisco, California office in 2022; a score of 90 and a perfect score of 100 in the Human Rights Campaign Foundation’s 2023 and 2022 Corporate Equality Index, respectively; and inclusion on Bloomberg’s Gender-Equality Index in 2022 and 2023.
Leading Workplace
#44 & #38 on Newsweek’s Top 100 Most Loved Workplaces in 2023 & 2022

2022 Best Workplaces in Financial Services & Insurance

Top USA Workplaces 2022 & 2023

Lehi, Utah Top Workplaces 2019, 2020, 2021, 2022 & 2023

Greater Bay Area Top Workplaces 2022

Human Rights Campaign Foundation’s 2022 Corporate Equality Index

Bloomberg’s 2022 & 2023 Gender-Equality Index

We adhere, and expect all of our employees to adhere, to our business conduct and ethics policy, which, among other things, sets forth numerous policies designed to provide for a safe, ethical, respectful and compliant work environment. During the COVID-19 pandemic, our commitment to our employees was guided by a core principle: keep our employees safe. With that principle in mind, in 2020, we rapidly and effectively implemented a work from home program. In 2022, we reopened our physical offices and have since adopted a hybrid work model.

We continue to work hard to create a workplace that is welcoming and empowering for all. We have executive-sponsored leadership and mentorship programs for all employees, including those designed to provide women and under-represented individuals with leadership tools and growth opportunities. Further, we have employee resource groups and an allyship program designed to empower all interested employees to advocate for a more diverse and inclusive workplace. We have also established a program focused on supplier diversity to encourage contracts and partnerships with minority-owned businesses.

We are an equal opportunity employer and make employment decisions without regards to race, color, religion or religious creed, gender, gender identity, gender expression, transgender status, marital status, registered domestic partner status, age, national origin, ancestry, disability, medical condition, genetic characteristics, sexual orientation, natural hairstyles, military or veteran status or any other considerations made unlawful by applicable federal, state or local laws (“protected characteristics”). We also prohibit discrimination or harassment based on any protected characteristics or the perception that anyone has any of these protected characteristics, or is associated with someone who has or is perceived as having any of these protected characteristics.

LENDINGCLUB CORPORATION | 12

2024 PROXY STATEMENT | ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We believe that having a diverse and inclusive workplace delivers better outcomes for our members and enables our employees to be their best.

Diversity and inclusion are core to our corporate culture and we continue to strive to improve the diversity of talent within the financial services industry. We also treat diversity as an important consideration when making hiring decisions. We believe that the diversity of our employee base should represent the diversity of our customer base. For open roles at all levels of our workforce, including leadership positions (i.e., VP level and above), we aim for a diverse candidate slate and diverse interview panel. We promote policies and regulations that prevent and/or address discrimination, including with respect to the use of artificial intelligence and fair and responsible lending to communities of color. Our efforts were recognized by Top Workplaces in 2022 as a Diversity, Equity and Inclusion Standout Company, reflecting our employee involvement, hiring processes, development practices and inclusive benefits. We intend to continue undertaking measures to enhance our efforts with respect to diversity and inclusion.

Below is a summary of certain demographic information of our full-time workforce as of December 31, 2023, and specifically those employees that serve in leadership positions (i.e., VP level and above).

Full-Time Workforce

Leadership Workforce

LENDINGCLUB CORPORATION | 13

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

LendingClub Board

Our Board oversees the strategy and overall business affairs of the Company. A key principle of our Company is maintaining the highest level of trust with customers, regulators, stockholders and employees. We have an active and engaged Board that is committed to fulfilling its fiduciary duties to our Company and stockholders, and helping us continue to earn the trust of our stakeholders. Currently all members of our Board also serve on the board of directors of our banking subsidiary, LendingClub Bank, and therefore are entrusted with monitoring and ensuring the safety and soundness of our banking operations as required by applicable banking regulations. Our Board is also responsible, in conjunction and consultation with the Compensation Committee, for periodically reviewing the performance of our CEO and for providing oversight of talent development and retention. Further, our Nominating and Corporate Governance Committee is responsible for providing primary oversight and review of our progress and disclosures with respect to Environmental, Social and Governance (“ESG”) matters.

Our Board currently has ten members and may establish a different number of authorized directors from time to time by resolution. All nine of our current non-employee directors are independent within the meaning of the listing standards of the New York Stock Exchange (“NYSE”). Our Board is currently divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. Our Board has proposed to phase out the classified board structure subject to stockholder approval of Proposal Four of this Proxy Statement at the Annual Meeting. If that proposal passes, our Board will phase into a structure in which all directors will be up for election each year to serve a term ending at the next annual meeting of stockholders.

Our Class I directors standing for re-election, if elected, will continue to serve as directors until the 2027 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Stockholder Outreach and Feedback

    Our Board believes it is important to maintain an open dialogue with stockholders to understand their views on the Company, its strategy and its governance and compensation practices. Therefore, we engage with stockholders regularly and solicit feedback annually on our compensation and governance practices. Members of our management team participate in these conversations, and stockholders are also offered the opportunity to speak with a member of our Board.

In early 2023 and early 2024, we reached out to stockholders representing, in aggregate, an estimated 50% and 46% of our then outstanding shares, respectively, and held meetings with those that requested a discussion, including with the governance departments of some of our largest institutional stockholders. Some stockholders declined our invitation for a discussion, citing a lack of questions or concerns. In total, since January 1, 2023 through our annual stockholder outreach, we have had conversations with stockholders holding, in aggregate, an estimated 42% of our outstanding shares. In addition to our annual stockholder outreach on governance and compensation practices, we maintain ongoing dialogue with many of our stockholders through our investor relations program. In addition to our annual stockholder outreach on governance and compensation practices, we maintain ongoing dialogue with many of our stockholders through our investor relations program.

Overall, the stockholders we engaged with expressed support for our compensation and governance practices, including our efforts to declassify the Board and remove the supermajority voting standard. See “Proxy Summary – Responsiveness to Stockholder Feedback” beginning on page 2 for more information.

Board Leadership

John C. (Hans) Morris serves as the independent Chairman of our Board.

While our Corporate Governance Guidelines do not require the separation of offices of the Chairperson of the Board and the Chief Executive, the Board believes an independent Chairperson reinforces the independence of our Board as a whole and results in an effective balancing of responsibilities, experience and independent perspective that meets the current corporate governance needs and oversight responsibilities of our Board. We believe this structure provides consistent and effective oversight of our management and is currently optimal for us and our stockholders.

LENDINGCLUB CORPORATION | 14

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
In selecting Mr. Morris as the independent Chairman, the Board considered his strong and relevant experience in financial services technology and the financial services industry, ability to provide effective leadership and facilitate open dialogue, and ability to devote sufficient time and attention to the position.

Board Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to Board oversight directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team, including our Chief Risk Officer and an internal audit team, which are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. In addition, the Board has requested and has been receiving regular updates from management regarding our response to the recent changes in the macroeconomic environment (including increasing interest rates, elevated inflation and changing market dynamics) and their impacts on us and our customers, employees and other stakeholders, and our efforts to mitigate these impacts.

The Board has delegated to the Operational Risk Committee and Credit Risk and Finance Committee (each comprised of independent directors) primary responsibility for the Board’s oversight of risk management. The Operational Risk Committee is primarily focused on reputational, legal, compliance and operational risk, including cybersecurity risk. The Credit Risk and Finance Committee is primarily focused on credit, market, interest rate and liquidity risk. In accordance with their charters, the Operational Risk Committee and Credit Risk and Finance Committee (collectively, the “Risk Committees”) assist our Board in its oversight of our key risks, including credit, technology and security, strategic, legal, regulatory (other than related to our financial reporting), compliance and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Operational Risk Committee meets with our Chief Information Security Officer at least once per year to discuss the Company’s approach to cybersecurity risk management and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business. The Operational Risk Committee also receives presentations and reports on cybersecurity risks and information regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates until such incident has been addressed. We have also established Management Risk Committees to oversee our enterprise risk management program and provide a central oversight function to identify, measure, monitor, evaluate and escalate key risks (including cybersecurity risk) for oversight at the Board level.

The other standing Board committees oversee risks associated with their respective areas of responsibility. For example, our Audit Committee has the responsibility for overseeing the integrity of our financial reporting, including related policies and procedures, compliance with legal and regulatory requirements affecting financial reporting, and overseeing our internal audit function. Our Nominating and Corporate Governance Committee seeks to ensure that our Board is properly constituted to meet its statutory, fiduciary and corporate governance oversight obligations, and evaluates risk arising from governance matters. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described in the section “Executive Compensation – Compensation Discussion and Analysis – Compensation Risk Assessment” below.

Director Independence

Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has reviewed its composition, the composition of its committees and the independence of each director. Based upon information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Faiz Ahmad, Stephen Cutler, Allan Landon, Timothy Mayopoulos, John C. (Hans) Morris, Kathryn Reimann, Erin Selleck, Janey Whiteside and Michael Zeisser, representing nine of our current ten directors (and all of our current non-employee directors), do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

LENDINGCLUB CORPORATION | 15

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings and Attendance

In 2023, the Board held 9 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding annual meeting attendance by members of our Board, we encourage our directors to attend. Eight of our ten directors attended our 2023 Annual Meeting of Stockholders.

In addition, each member of our Board is also a board member of our banking subsidiary, LendingClub Bank. In 2023, LendingClub Bank held a total of 58 meetings of the board or meetings of committees of the board. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of LendingClub Bank during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the board of LendingClub Bank on which he or she served during the periods that he or she served.

Often, in conjunction with the regularly scheduled meetings of the Board, the independent directors also meet in executive sessions outside the presence of management. The independent Chairman of our Board, among other responsibilities, presides over such meetings.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Credit Risk and Finance Committee, a Nominating and Corporate Governance Committee and an Operational Risk Committee. The current composition and responsibilities of each of the committees of our Board are described below.

Members serve on committees until their resignation or until otherwise determined by our Board. Each of these committees has a written charter, which, along with our Corporate Governance Guidelines, are available on our website at http://ir.lendingclub.com under the heading “Corporate Governance.”

Director	Audit Committee	Compensation Committee	Credit Risk and Finance Committee	Nominating and Corporate Governance Committee	Operational Risk Committee
Faiz Ahmad		✓		✓	✓
Stephen Cutler	✓				✓
Allan Landon	Chair	✓	✓
Timothy Mayopoulos			✓		Chair
John C. (Hans) Morris			Chair	✓
Kathryn Reimann	✓				✓
Erin Selleck	✓		✓		✓
Janey Whiteside		✓		✓
Michael Zeisser		Chair		Chair

Audit Committee

The current members of our Audit Committee are Stephen Cutler, Allan Landon (chair), Kathryn Reimann and Erin Selleck. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that Mr. Landon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. While other members of our Audit Committee may have the expertise to be designated an audit committee financial expert, the Board made a specific finding only as it relates to Mr. Landon.

In addition, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board or any other committee of the board (i) accept, directly or indirectly, any consulting, advisory or

LENDINGCLUB CORPORATION | 16

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

All of the members of our Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE.

Our Audit Committee oversees financial risk exposures, including monitoring the integrity of our consolidated financial statements, internal controls over financial reporting, our internal audit function and the independence of our independent registered public accounting firm. Our Audit Committee receives internal control-related assessments and reviews and discusses our annual and quarterly consolidated financial statements with management. In fulfilling its oversight responsibilities with respect to compliance matters affecting financial reporting, our Audit Committee meets at least quarterly with management, our internal audit department, our independent registered public accounting firm, our internal legal counsel and compliance department to discuss risks related to our financial risk exposures.

During 2023, our Audit Committee held 12 meetings.

Compensation Committee

The current members of our Compensation Committee are Faiz Ahmad, Allan Landon, Janey Whiteside and Michael Zeisser (chair). All of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC and the NYSE.

Our Compensation Committee oversees our executive officer and director compensation arrangements, plans, policies and programs and administers our cash-based and equity-based compensation plans and arrangements for employees generally. Our Compensation Committee also oversees our broader compensation philosophy and approach to human capital. From time to time and as it deems appropriate, our Compensation Committee may delegate its authority to subcommittees and, with respect to non-executive officer compensation, to our officers.

During 2023, our Compensation Committee held 5 meetings.

Credit Risk and Finance Committee

The current members of our Credit Risk and Finance Committee are Allan Landon, Timothy Mayopoulos, John C. (Hans) Morris (chair) and Erin Selleck. Our Credit Risk and Finance Committee assists our Board in its oversight of our key risks, including credit, market, interest rate and liquidity risk, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Credit Risk and Finance Committee assists the Board in monitoring our risk management system, including ensuring that it is commensurate with our size, complexity and risk profile.

During 2023, the Credit Risk and Finance Committee held 4 meetings.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Faiz Ahmad, John C. (Hans) Morris, Janey Whiteside and Michael Zeisser (chair). All of the members of our Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the NYSE.

Our Nominating and Corporate Governance Committee seeks to ensure that our Board is properly constituted to meet its statutory, fiduciary and corporate governance oversight. Our Nominating and Corporate Governance Committee will advise our Board on corporate governance matters and board performance matters, including making recommendations regarding director nominations and new appointments, the structure and composition of our Board and Board committees and developing, recommending and monitoring compliance with corporate governance guidelines and policies and our business conduct and ethics policy. Our Nominating and Corporate Governance Committee also provides primary oversight and review of our progress and disclosures with respect to ESG matters (including climate matters).

During 2023, our Nominating and Corporate Governance Committee held 4 meetings.

LENDINGCLUB CORPORATION | 17

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Operational Risk Committee

The current members of our Operational Risk Committee are Faiz Ahmad, Stephen Cutler, Timothy Mayopoulos (chair), Kathryn Reimann and Erin Selleck. Our Operational Risk Committee assists our Board in its oversight of our key risks, including technology and security (including cybersecurity risk), strategic, legal, regulatory (other than related to our financial reporting), compliance and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks.

During 2023, our Operational Risk Committee held 4 meetings.

Director Skills and Experience

Our nominees and continuing directors provide a balanced mix of skills and attributes to best oversee our business. Although the Board currently believes that its members have the necessary skills and expertise, the Board regularly monitors the evolution of the Company and the fintech industry and as part of its refreshment process evaluates its ability to continue to provide necessary skills and experience.

Nominees and Continuing Directors	Faiz Ahmad	Stephen Cutler	Allan Landon	Timothy Mayopoulos	John C. (Hans) Morris Independent Chairman	Kathryn Reimann	Scott Sanborn Chief Executive Officer	Erin Selleck	Janey Whiteside	Michael Zeisser
Skills & Experience
Consumer Banking		✓	✓	✓	✓	✓		✓	✓
Fintech			✓	✓	✓	✓	✓		✓
Consumer Internet	✓				✓		✓		✓	✓
Financial Markets		✓	✓	✓	✓		✓	✓		✓
Legal/Regulatory		✓	✓	✓	✓	✓		✓
Marketing/ PR	✓				✓		✓		✓
Compensation/ Employee Matters			✓		✓		✓			✓
Public Board Experience			✓	✓	✓			✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓		✓
Technology/ Product	✓				✓		✓		✓	✓
Cybersecurity	✓							✓

LENDINGCLUB CORPORATION | 18

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Additional Governance Measures

For information regarding additional governance measures we have implemented in recent years, please see the section titled “Additional Governance Measures” beginning on page 37.

Business Conduct and Ethics Policy

Our Board adopted a business conduct and ethics policy that applies to all of our employees, officers and directors, including our CEO, CFO and our other executive officers. The full text of the business conduct and ethics policy is posted on the investor relations section of our website at http://ir.lendingclub.com under the heading “Corporate Governance.” We intend to disclose future amendments to certain provisions of our business conduct and ethics policy, or waivers of provisions contained therein, on our website or in public filings.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have at any time during the past fiscal year been one of our officers or employees. None of our executive officers currently serve or in the past fiscal year have served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Information Regarding Our Directors

The following table sets forth the names, ages and certain other information for each of the directors with terms expiring at the Annual Meeting (and who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board:

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Faiz Ahmad(1)(2)(3)	I	52	Director	2022	2024	2027
Allan Landon(2)(4)(5)	I	76	Director	2021	2024	2027
Timothy Mayopoulos(1)(5)	I	65	Director	2016	2024	2027
Continuing Directors
Stephen Cutler(1)(4)	II	62	Director	2023	2025	—
John C. (Hans) Morris(3)(5)	II	65	Director	2013	2025	—
Kathryn Reimann(1)(4)	III	67	Director	2022	2026	—
Scott Sanborn	III	54	CEO and Director	2016	2026	—
Erin Selleck(1)(4)(5)	II	67	Director	2021	2025	—
Janey Whiteside(2)(3)	II	52	Director	2023	2025	—
Michael Zeisser(2)(3)	III	59	Director	2019	2026	—

(1)Member of the Operational Risk Committee
(2)Member of the Compensation Committee
(3)Member of the Nominating and Corporate Governance Committee
(4)Member of the Audit Committee
(5)Member of the Credit Risk and Finance Committee

Note that under Proposal Four of this Proxy Statement, we are proposing to amend and restate our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), to provide that any director elected to the Board after the date of the Annual Meeting be elected for a term expiring at the next annual meeting of stockholders following his or her election.

LENDINGCLUB CORPORATION | 19

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nominees for Director

Faiz Ahmad joined our Board in August 2022. From August 2022 to March 2024, Mr. Ahmad served as Chief Commercial Officer of YETI Holdings, Inc. Prior to joining YETI, Mr. Ahmad was CEO, Direct-to-Consumer from June 2020 to July 2022 and Chief Digital Services Officer from September 2019 to June 2020 at Optum, a subsidiary of United Health Group, where he led the creation and go-to-market strategy for Optum’s direct to consumer digital health marketplace for care and pharmacy needs. He also served as Senior Director and Global Head for the Apple Online Store and Apple Retail Market Development for Apple Inc. from February 2015 to August 2019, where he was responsible for the growth strategy, including customer acquisition and affinity programs, for Apple’s retail markets. He also held leadership positions at Delta Airlines, and, in his last role as Managing Director, managed Delta’s digital and customer facing touch points while overseeing the overall digital strategy, global business development, product roadmaps and experience design. Mr. Ahmad received his Master of Business Administration from Emory University and graduated from the Manipal Institute of Technology in India with a Bachelor of Engineering. Mr. Ahmad was chosen as a member of our Board because of his extensive experience in leveraging technology to transform the customer experience for consumer brands.

Allan Landon joined our Board in February 2021. Since June 2011, Mr. Landon has served in various capacities at the University of Utah, including Innovation Advisor, Assistant Dean and Adjunct Professor at the David Eccles School of Business. His teachings cover business leadership and banking courses and help develop experiential learning programs. He also directs the Utah Center for Financial Services. From July 2011 to July 2018, Mr. Landon was Operating Partner at Community BanCapital and CBC Management GP, an Investment Management company. From 2004 to 2010, Mr. Landon served as Chairman and Chief Executive Officer of Bank of Hawaii. Before joining Bank of Hawaii, Mr. Landon was the Chief Financial Officer of First American Bank. Earlier Mr. Landon was a Certified Public Accountant (CPA) and partner with Ernst & Young, serving public and privately-owned community, regional banks and other financial institutions. Mr. Landon is a member of the Boards of Directors of Electronic Caregiver, Inc., and previously served on the Board of Directors of State Farm Mutual Automobile Insurance and Whistic, Inc. Mr. Landon holds a B.S. from Iowa State University. Mr. Landon was chosen to serve on our Board because of his extensive experience in the banking and financial services industry.

Timothy J. Mayopoulos joined our Board in August 2016. Since October 2023, Mr. Mayopoulos has served as CEO of Power Forward Communities, a nonprofit dedicated to decarbonizing American homes. During March 2023, Mr. Mayopoulos served as President and CEO of Silicon Valley Bridge Bank, N.A. From January 2019 to March 2023, Mr. Mayopoulos served as President of Blend Labs, Inc., a publicly traded enterprise software company making consumer lending simpler, faster and safer. From 2012 to 2018, Mr. Mayopoulos served as President and Chief Executive Officer of Fannie Mae, one of the largest providers of mortgage credit in the United States. Mr. Mayopoulos joined Fannie Mae in 2009 in the wake of the financial crisis. He initially served as Fannie Mae’s General Counsel, and in 2010 was named Chief Administrative Officer. He was promoted to CEO in June 2012, and, in that role, led the company’s support of the U.S. housing market and its efforts to create a better housing finance system for the future. Before joining Fannie Mae, Mr. Mayopoulos was General Counsel of Bank of America, held senior management positions at Donaldson, Lufkin & Jenrette, Credit Suisse First Boston and Deutsche Bank, and practiced law at Davis Polk & Wardwell. Mr. Mayopoulos is a member of the Boards of Directors of Blend Labs, Inc., Science Applications International Corporation (SAIC), Valon Technologies, Inc. and Bilt Technologies, Inc. He is a graduate of Cornell University and New York University School of Law. Mr. Mayopoulos was chosen to serve on our Board because of his extensive experience in the financial, legal and regulatory sectors.

Continuing Directors

Stephen Cutler joined our Board in March 2023. Since January 2023, Mr. Cutler has served as Of Counsel at Simpson Thacher & Bartlett LLP. From April 2018 to January 2023, Mr. Cutler was a Partner at Simpson Thacher & Bartlett LLP, and previously served as Global Head of the firm’s Government and Internal Investigations Practice. Prior to joining Simpson Thacher, Mr. Cutler was Vice Chairman from 2016 to 2018 and General Counsel from 2007 to 2016 of JPMorgan Chase & Co. Earlier in his career, Mr. Cutler served as Director of the SEC’s Division of Enforcement from 2001 to 2005. Mr. Cutler also serves on the board of The Metropolitan Museum of Art and previously served on the boards of the Financial Industry Regulatory Authority (FINRA) and the National Women’s Law Center. Mr. Cutler received his B.A., summa cum laude, from Yale University and his J.D. from Yale Law School, where he was an editor of the Yale Law Journal. Mr. Cutler was chosen to serve on our Board because of his extensive experience in the banking, legal and regulatory sectors.

John C. (Hans) Morris joined our Board in February 2013. Mr. Morris is the managing partner of Nyca Partners, a venture capital company focused on fintech established in 2014. From January 2010 until January 2014, he served as a managing director and special advisor at General Atlantic, a growth equity firm. Mr. Morris was previously President of Visa, Inc. from 2007 to 2009. Prior to Visa, Mr. Morris spent 27 years at Citigroup, Inc., a banking and financial services company, and its predecessor companies in various leadership positions, with his final position as Chief Financial Officer and Head of Finance, Technology and Operations for Citi Markets and Banking. Mr. Morris also serves on the board of directors of several privately held companies, and previously served on the boards of directors of Payoneer Global Inc. from 2011 until 2023,

LENDINGCLUB CORPORATION | 20

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
AvidXchange Holdings, Inc. from 2015 until 2022, and KCG Holdings, Inc. from 2013 until 2017. Mr. Morris holds a B.A. in government from Dartmouth College. Mr. Morris was chosen to serve on our Board because of his extensive experience in the banking and financial services industry and his financial expertise.

Kathryn Reimann joined our Board in August 2022. Since September 2023, Ms. Reimann has served as a lecturer at University of Miami Law School on ethics and compliance topics. Further, since September 2021, Ms. Reimann has served as a Senior Advisor at Oliver Wyman specializing in regulatory compliance and risk management, regulatory policy, governance and ethics matters. She has also served as an Adjunct Professor and Senior Fellow in the Program on Corporate Compliance & Enforcement at New York University School of Law since December 2019 and a regulatory advisor to Hummingbird Regtech since January 2020. She previously served as a Senior Managing Director of Treliant from August 2018 to October 2019 and as Chief Compliance Officer and Managing Director for Citibank NA and Citi’s Global Consumer Banking business from August 2006 to July 2018. Earlier, she served as Global Compliance Head and Managing Counsel of American Express and as Chief Compliance Officer at Lehman Brothers. She was elected to the American Law Institute in 2016 and serves as an advisor on their compliance principles project. She holds an A.B. from Princeton University’s Woodrow Wilson School of Public and International Affairs and a J.D. from New York University School of Law. Ms. Reimann was chosen as a member of our Board because of her extensive experience with consumer financial regulation, bank governance and compliance risk management.

Scott Sanborn has served as our Chief Executive Officer and as a member of our Board since June 2016. Mr. Sanborn previously served as our President from April 2016 to May 2017, Chief Operating and Marketing Officer from April 2013 to March 2016 and Chief Marketing Officer from May 2010 to March 2013. From November 2008 to February 2010, Mr. Sanborn served as the Chief Marketing and Revenue Officer for eHealthInsurance, an e-commerce company. Mr. Sanborn holds a B.A. from Tufts University. Mr. Sanborn has significant executive and leadership experience and has been a driver of our strategy and growth for nearly 10 years and instrumental in transforming the Company from a small privately held company to a publicly traded company and industry leader. Mr. Sanborn was chosen as a member of our Board because of the perspective he brings as Chief Executive Officer and his experience with and knowledge of our Company and the fintech industry.

Erin Selleck joined our Board in February 2021. Prior to her retirement in 2014, Ms. Selleck served as Senior Executive Vice President and Treasurer for MUFG Union Bank, a key subsidiary of Japan’s Mitsubishi UFJ Financial Group (MUFG), one of the world’s largest financial organizations. Her accomplishments at Union Bank include successfully guiding the bank through the 2008 financial crisis, growing the bank’s balance sheet, and navigating an increasingly challenging economic and regulatory environment in the banking industry. Before joining MUFG Union Bank, Ms. Selleck served as Vice President and Manager in Corporate Treasury at Bank of America. Ms. Selleck served on the board of Broadway Financial Corp/Broadway Federal Bank from 2015 until March 2021. Ms. Selleck holds a B.A. in Sociology and an M.B.A. from University of California at Berkeley. Ms. Selleck was chosen to serve on our Board because of her extensive experience in the banking and financial services industry.

Janey Whiteside joined our Board in April 2023. Since October 2022, Ms. Whiteside has served as a partner of the Consello Group, a financial services advisory and strategic investing platform, and the CEO of Consello’s Growth and Business Development division. Prior to joining Consello, Ms. Whiteside was Executive Vice President and Chief Customer Officer of Walmart Inc. from August 2018 to March 2022, where she was responsible for the customer journey for both Walmart stores and e-commerce across marketing, creative, PR, product and design, and launched Walmart Connect and Walmart+. From 1997 to July 2018, Ms. Whiteside served at American Express Company in business development, marketing and operating roles in various customer segments, including most recently EVP & GM – Global Premium Products & Benefits and EVP & GM – Global Charge Products, Benefits & Services. Prior to American Express, Ms. Whiteside worked at HSBC Bank from 1993 to 1997. Ms. Whiteside holds an Economics & Management Studies degree (BSc Econ) from Cardiff University. Ms. Whiteside was chosen to serve on our Board because of her extensive experience in the financial services industry and in the marketing, digital and commercial disciplines.

Michael Zeisser joined our Board in September 2019. Mr. Zeisser currently serves as the Managing Partner of FMZ Ventures, a growth equity investment fund focused on experienced economy and marketplace ecosystems. From 2013 to April 2018, Mr. Zeisser served in a number of capacities for the Alibaba Group, most recently as Chairman, U.S. Investments where he led Alibaba’s strategic investments outside of Asia. From 2003 to 2013, Mr. Zeisser served as Senior Vice President of Liberty Interactive Corporation, where he led investments in digital media, online gaming, and commerce. Prior to joining Liberty Media, Mr. Zeisser was a partner at McKinsey & Company. Mr. Zeisser also serves on the board of directors of Global Technology Acquisition Corp. I and several privately held companies. Previously, Mr. Zeisser served on the board of directors of Shutterfly, Trip Advisor, IAC, TIME Inc. and XO Group. Mr. Zeisser graduated from the University of Strasbourg, France

LENDINGCLUB CORPORATION | 21

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
and the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Zeisser was chosen to serve on our Board because of his extensive experience in corporate development, strategy and consumer marketplaces.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include business experience, diversity characteristics (including gender, race and ethnic background) and the skills set forth in the director skills matrix on page 18.

Exceptional candidates who do not meet all of the above criteria may still be considered. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our stockholders’ best interests.

Our Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, it considers diversity characteristics in identifying director nominees, including personal characteristics such as ethnicity and gender, as well as diversity in the perspective, experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of our Company. Additionally, in its efforts to recruit members of the Board, the Nominating and Corporate Governance Committee will specifically direct any individuals or search firms assisting with recruitment to seek out potential candidates with diversity characteristics, including gender and racial diversity, to ensure that the Nominating and Corporate Governance Committee has considered a full array of qualified candidates. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for election.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. Candidates may come to its attention through current members of our Board, professional search firms (which locate qualified candidates that meet the Nominating and Corporate Governance Committee’s criteria), stockholders or other persons. The Board does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the Annual Meeting must comply with certain procedures. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.11 of our Amended and Restated Bylaws (the “Bylaws”). Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Secretary, LendingClub Corporation, 595 Market Street, Suite 200, San Francisco, California 94105. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected, along with an irrevocable resignation, contingent (i) on that nominee not receiving the required vote for election, and (ii) acceptance of that resignation by the Board in accordance with policies and procedures adopted by the Board for such purposes. All candidates are evaluated under the same process which is conducted by our Nominating and Corporate Governance Committee, and may be considered at any point during the year. Stockholders otherwise may recommend persons for the Board to consider for nomination. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders (including nominations but excluding proposals under SEC Rule 14a-8) that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices no later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting. For stockholder proposals under SEC Rule 14a-8, see “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING – 17. How can I make proposals or nominate a director at next year’s annual meeting?”.

LENDINGCLUB CORPORATION | 22

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Compensation

Our non-employee director compensation program is described below. In addition, we reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board and committee meetings. Employee directors are not eligible to receive additional compensation for their service as directors. Accordingly, Mr. Sanborn, our Chief Executive Officer, received no additional compensation in 2023 for his service as a director. Our non-employee directors do not receive perquisites.

Equity Compensation

Under our non-employee director compensation program, each new non-employee member of our Board receives an equity award of RSUs in connection with his or her initial election or appointment to our Board having a grant date fair value equal to $200,000 multiplied by a fraction, the numerator of which is 365 minus the number of days that have elapsed between the date of our most recently completed annual meeting of stockholders and the date the non-employee director becomes a member of our Board, and the denominator of which is 365 (the “Initial Director Award”).

To satisfy stock ownership requirements set forth by the federal banking regulations, the Initial Director Award shall have a grant date fair value equal to at least $1,000 and $1,000 of the Initial Director Award will vest immediately. The remainder of the Initial Director Award, if any, will vest on the one-year anniversary of our most recently completed annual meeting of stockholders. For example, a non-employee director that joins our Board mid-way through the one-year anniversary of our most recently completed annual meeting of stockholders would receive an Initial Director Award having a grant date fair value equal to $100,000 with $1,000 vesting immediately and the remainder vesting on the one-year anniversary of our most recently completed annual meeting of stockholders.

Each continuing non-employee member of our Board receives on the date of our annual meeting of stockholders an equity award of RSUs having a grant date fair value of $200,000 that vests quarterly over one year. The number of RSUs granted to non-employee directors is determined by dividing the intended target value of the equity award by our stock price on the date of grant.

Cash Compensation

Each non-employee director receives the applicable annual cash retainers listed below based on their board and committee service. Committee chairpersons do not receive the committee member retainer in addition to the chairperson retainer. Our non-executive Board chairperson does receive both the cash retainer as a non-employee director and the cash retainer as non-executive Board chairperson.

Board and Committee Service	2023 Cash Retainer Amounts
All Non-Employee Directors	$40,000/year
Non-Executive Board Chairperson	$25,000/year
Audit Committee Chairperson	$25,000/year
Compensation Committee, Operational Risk Committee and Credit Risk and Finance Committee Chairperson	$17,500/year
Nominating and Corporate Governance Chairperson	$10,000/year
Audit Committee Member	$12,500/year
Compensation Committee, Operational Risk Committee and Credit Risk and Finance Committee Member	$8,000/year
Nominating and Corporate Governance Member	$5,000/year

Cash retainers are generally paid semi-annually after services are rendered instead of paid in advance. Specifically, non-employee directors typically receive a cash payment in June for services performed from January to June and a cash payment in December for services performed from July to December.

LENDINGCLUB CORPORATION | 23

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Bank Board Service

Each member of our Board and committee of our Board also concurrently serves as a director of our banking subsidiary, LendingClub Bank (the “Bank Board”) and in a corresponding capacity on the corresponding committee, if any, of the Bank Board. Accordingly, by way of example only, a member of our Board who serves as a member of the Audit Committee of our Board and the chair of the Operational Risk Committee of our Board, then also concurrently serves as a member of the Bank Board, a member of the Audit Committee of the Bank Board and the chair of the Operational Risk Committee of the Bank Board (such concurrent service, “Concurrent Service”). Our non-employee directors do not receive any additional compensation for Concurrent Service on the Bank Board.

Our non-employee director compensation program provides a per meeting cash retainer in the amounts described below, subject to a maximum calendar year payment of $25,000, for non-employee directors who serve on a committee of the Bank Board that meets at least three times in the then current calendar year and for which there is no corresponding Board committee (such Bank Board committee, a “Bank Only Committee”).

By way of example only, a Bank Only Committee could include a committee responsible for providing oversight of mergers and acquisitions, legal and regulatory compliance, capital management or a Community Reinvestment Act program. In 2023, there was a single Bank Only Committee that held 12 meetings in 2023 (the “2023 Bank Only Committee”). Ms. Selleck served as chair of the 2023 Bank Only Committee and each of Ms. Reimann and Messrs. Landon, Mayopoulos and Morris served as members for all, or a portion, of 2023.

Bank Only Committee Service	2023 Cash Retainer Amounts
Chairperson of a Bank Only Committee	$2,000 per meeting
Bank Only Committee Member	$1,000 per meeting

Director Stock Ownership Guidelines

Our director stock ownership guidelines provide that each non-employee director should hold equity (vested shares and/or shares underlying RSU awards) equal to at least $400,000 in value, or ten times the current base cash retainer for non-employee director service, within three years from the date of appointment or election to our Board. Compliance with these guidelines will be considered by our Nominating and Corporate Governance Committee when making recommendations to the Board regarding whether to nominate directors for re-election.

All of our non-employee director nominees and continuing non-employee directors are in compliance with this policy, and either meet the suggested ownership levels currently or have additional time to accumulate equity to meet the ownership levels.

LENDINGCLUB CORPORATION | 24

2024 PROXY STATEMENT | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
2023 Director Compensation

The following table provides information regarding the total compensation paid or awarded in 2023 to each of our non-employee directors who served during 2023. Mr. Sanborn received no compensation for his 2023 service on our Board because he was an employee director.

Director	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)(2)	Total ($)
Faiz Ahmad	61,000	—	200,007	261,007
Stephen Cutler(3)	46,839	—	238,916	285,755
Allan Landon	92,000	—	200,007	292,007
Timothy Mayopoulos	76,550	—	200,007	276,557
John C. (Hans) Morris	89,500	—	200,007	289,507
Kathryn Reimann	71,328	—	200,007	271,335
Erin Selleck	92,500	—	200,007	292,507
Janey Whiteside(4)	36,953	—	223,573	260,526
Michael Zeisser	67,500	—	200,007	267,507

(1)Reflects amounts paid in 2023.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2023, without regard to forfeitures, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Assumptions used in the calculation of this amount are included in “Note 17. Employee Incentive Plans” to the Consolidated Financial Statements included in our Annual Report. This amount does not reflect the actual economic value realized by each director.
(3)Mr. Cutler was appointed to the Board effective March 23, 2023.
(4)Ms. Whiteside was appointed to the Board effective April 20, 2023.

Options and RSUs Held

The following table sets forth the aggregate number of options and RSUs held as of December 31, 2023 by each individual who served as a non-employee director during 2023:

	As of December 31, 2023
Director	Total Options Held	Total RSUs Held
Faiz Ahmad	—	10,707
Stephen Cutler	—	10,707
Allan Landon	—	17,737
Timothy Mayopoulos	—	10,707
John C. (Hans) Morris	120,758	10,707
Kathryn Reimann	—	10,707
Erin Selleck	—	17,737
Janey Whiteside	—	10,707
Michael Zeisser	—	10,707

LENDINGCLUB CORPORATION | 25

2024 PROXY STATEMENT | EXECUTIVE OFFICERS

EXECUTIVE OFFICERS
Executive Officers

The following table identifies certain information about our current executive officers. Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Scott Sanborn	54	Chief Executive Officer
Andrew LaBenne	50	Chief Financial Officer
Annie Armstrong	46	Chief Risk Officer
Jordan Cheng	49	General Counsel and Corporate Secretary
Ronnie Momen	56	Chief Business Officer

For biographical information regarding Mr. Sanborn, please refer to the section titled “Information Regarding Our Directors” above.

Andrew LaBenne has served as our Chief Financial Officer since September 2022. From July 2022 to September 2022, Mr. LaBenne served as our Executive Vice President, Finance. From April 2021 to May 2022, Mr. LaBenne served as Executive Vice President and Chief Financial Officer of Bakkt Holdings, Inc. (formerly Bakkt Holdings, LLC) and was responsible for all finance, investor relations and enterprise risk functions. From April 2015 to April 2021, Mr. LaBenne was Chief Financial Officer of Amalgamated Financial Corp. From August 2013 until April 2015, Mr. LaBenne was Chief Financial Officer of Business Banking for JPMorgan Chase & Co. Earlier Mr. LaBenne spent 17 years at Capital One Financial in various roles, including as the CFO of Retail Banking and CFO of Commercial Banking. Mr. LaBenne holds a bachelor’s degree in engineering from the University of Michigan and an M.B.A. from the University of Virginia.

Annie Armstrong has served as our Chief Risk Officer since March 2020. From September 2018 to March 2020, Ms. Armstrong served as Global Head of Financial Risk at Uber Technologies, Inc. From October 2007 to September 2018, Ms. Armstrong served in various capacities at KPMG, including as Partner, FinTech Practice Leader from September 2015 to September 2018. Ms. Armstrong holds a B.S. degree in Integrated Science and Technology from James Madison University.

Jordan Cheng has served as our General Counsel and Corporate Secretary since October 2023. From May 2020 to October 2023, Mr. Cheng served as Senior Vice President and General Counsel of LendingClub Bank, our wholly-owned subsidiary. Mr. Cheng previously served as Vice President, Deputy General Counsel and Secretary of Comenity Bank and Comenity Capital Bank, subsidiaries of Alliance Data Systems Corporation, from July 2018 to May 2020, and in various leadership roles, most recently as Vice President and Deputy General Counsel of Alliance Data Systems Corporation from August 2013 to July 2018. Prior to Alliance Data, Mr. Cheng served in various leadership and in-house legal positions at Franklin Capital Corporation, JPMorgan Chase Bank and U.S. Bank from June 2002 to August 2013. Mr. Cheng holds a B.S. in Accounting from the University of Utah and a J.D. from the University of Cincinnati College of Law.

Ronnie Momen has served as our Chief Business Officer since March 2024. Mr. Momen previously served as our Chief Consumer Banking Officer from November 2020 to March 2024, and our Chief Lending Officer from July 2018 to November 2020. From September 2017 to March 2018, Mr. Momen served as Chief Credit Officer of GreenSky, Inc. From November 2015 to September 2017, Mr. Momen served as Executive Vice President, Head of Credit Risk, Consumer Credit Solutions at Wells Fargo & Company. From 1998 to September 2015, Mr. Momen served in various positions at HSBC Holdings, including the last three years as Executive Vice President, Americas Head of Risk for Retail Banking & Wealth Management. Mr. Momen holds a B.A. in engineering and management science from the University of Cambridge.

LENDINGCLUB CORPORATION | 26

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section describes our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation components and the decisions made in 2023 for our named executive officers (“NEOs”), who were the following during 2023:
•Scott Sanborn, our Chief Executive Officer;
•Andrew LaBenne, our Chief Financial Officer;
•Annie Armstrong, our Chief Risk Officer;
•Jordan Cheng, our General Counsel and Corporate Secretary;
•Ronnie Momen, our Chief Business Officer (formerly Chief Consumer Banking Officer); and
•Brandon Pace, our former Chief Administrative Officer and Corporate Secretary, whose last day of employment with the Company was on December 5, 2023.

The compensation provided to our NEOs for 2023 is set forth in detail in the Summary Compensation Table and other tables and the accompanying footnotes, and the narrative in this section.

Compensation Philosophy and Principles

To successfully execute on our strategy and continue our mission to improve the financial health of millions of Americans, we must hire and retain a highly talented team of professionals with deep experience in technology and financial services to build new products, engage our members, and manage and grow our business. We also expect our executive team to possess and demonstrate exceptional leadership, innovative thinking and prudent risk management. Because we operate in a highly competitive market for talent, our compensation program must be designed to retain our top talent in the face of well-funded, aggressive competitors.

In developing our compensation program, the Compensation Committee reviews market trends and compensation practices with the assistance of its third-party compensation consultant. FW Cook has been retained by the Compensation Committee to assist in assessing and calibrating our executive pay levels and relative mix of cash and equity compensation relative to public company market norms. The Compensation Committee evaluates our executive compensation program at least annually and more frequently if circumstances change related to our business objectives and the competitive environment for talent.

Central to our compensation philosophy is incentivizing and rewarding the achievement of strategic and financial goals of the Company and correlating compensation to stockholder returns over the longer term. To that end, we believe that competitive compensation packages should include a combination of base salaries, annual cash bonus opportunities and long-term incentive opportunities that are earned over a multi-year period. We approach the design and implementation of our executive compensation program with emphasis on the following principles:
•recruit and retain an exceptional executive team;
•incentivize and reward the achievement of strategic and financial goals of the Company, with an emphasis on long-term goals;
•utilize compensation elements that are directly linked to achievement of corporate objectives, stockholder returns and individual performance; and
•align the interests of our executives with those of our other stockholders.

LENDINGCLUB CORPORATION | 27

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Stockholder Engagement & Feedback

Our Board believes it is important to maintain an open dialogue with stockholders to understand their views on the Company, its strategy and its governance and compensation practices. Therefore, we engage with stockholders regularly and solicit feedback annually on our compensation and governance practices. Consistent with prior years, members of our management team participated in these conversations, and stockholders were also offered the opportunity to speak with a member of our Board.

In recent discussions with stockholders, certain stockholders inquired about the cadence of the Company’s review of its ESG disclosures and supported the Company’s commitment to incrementally evolve and enhance its ESG disclosures. Some stockholders also encouraged the Company to diversify the PBRSU program to include an ambitious, but attainable, multi-year operating metric to supplement the relative TSR metric. Further, stockholders recognized that executive retention is critical over the next few years as the Company navigates the current macroeconomic environment and positions the Company for growth.

Finally, we shared the substantial measures we had already taken to manage dilution created by the Company’s equity compensation program and our target to reduce the overhang and annual utilization rate from our equity compensation program to below 20% and 4%, respectively, by the end of 2027. Stockholders were nearly universally supportive of our efforts and initiatives, including allocating a greater portion of target compensation to cash compensation in lieu of equity compensation to reach our stated dilution targets.

Below is a summary of compensation and governance enhancements we have made since 2017 in response to stockholder feedback.
Executive Compensation Aligned with Corporate Results

We believe that our compensation approach supports our objective of focusing on performance-based compensation, reflecting an opportunity for financial upside based on company and individual performance and no or reduced payouts when we do not meet our performance goals. For example, our PBRSUs granted in 2021 to our NEOs were entirely relative TSR based with the applicable performance period ending on December 31, 2023. In Q1 2024 our Compensation Committee evaluated the performance of the 2021 PBRSU awards and determined that none of the shares subject to the awards were earned as stock price performance over the performance period was insufficient to warrant a payout.

Our emphasis on equity awards provides a direct link between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term. Below is a summary of our 2023 executive compensation program.

LENDINGCLUB CORPORATION | 28

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

2023 Executive Compensation Program

Element	Form	Description	Performance Link
Base Salary	Cash	Salaries are competitive and appropriate based on the scope, size and complexity of our business, and represent the only element of our 2023 compensation program that is not performance-based
Target Annual Cash Bonus	Cash	Cash bonuses reward our executive officers for achieving pre-defined annual financial and operational goals that support our long-term business strategy	Pre-Provision Net Revenue (“PPNR”) and GAAP Net Income, with no payouts if threshold performance not met; final amounts may be adjusted to reflect individual performance
Target Equity-Based Compensation	RSUs	Long-term equity aligns compensation with stockholders’ long-term interests and promotes retention	Stock price performance over a three-year vesting period
	PBRSUs	Long-term performance-based equity aligns compensation with stockholder returns
PBRSUs earned only if relative total stockholder return (“TSR”) thresholds are met over a three-year performance period, with target performance at the 55th percentile

Maximum achievement cap of 125% of target; cap becomes 100% of target if absolute TSR is negative and relative TSR is below the 75th percentile

Pay Outcomes Demonstrate Strong Alignment between Pay and Performance

Our orientation towards at-risk compensation provides a direct link between stockholder interests and the interests of our executive officers and is intended to result in a reduction from target compensation in the event our performance goals are not met. The below graphic shows the composition of our CEO’s target compensation in 2023 and the percent that is considered at-risk, demonstrating strong alignment in our compensation structure between pay and performance.

LENDINGCLUB CORPORATION | 29

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Compensation-Setting Process

Role of Management. The Compensation Committee looks to our CEO to make preliminary recommendations regarding compensation for our executive officers other than himself because of his daily involvement with our executive team. As to the CEO, the Compensation Committee works closely with the Committee’s independent compensation consultant, our Chief People Officer and our legal department to gather data on competitive market practices and to evaluate potential modifications to our compensation program. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of Our Compensation Committee. Our Compensation Committee oversees all aspects of our compensation program for executive officers, including base salaries, annual cash bonus opportunities and payouts under our annual bonus plan, and the size and design (including the achievement of performance objectives where applicable) of equity awards. The Compensation Committee is also responsible for determining the compensation for our CEO and making recommendations to the Board regarding non-employee director compensation. The Compensation Committee is supported by an independent compensation consultant. During 2023, our Compensation Committee held 5 meetings.

Compensation Governance. Our Compensation Committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk, supporting retention and aligning our compensation with the creation of long-term value for our stockholders. During 2023, our Compensation Committee:
•was comprised solely of independent directors under the NYSE listing standards;
•conducted an annual review and approved our compensation strategy; and
•retained discretion on annual bonus payouts and certain other compensation arrangements to enable it to respond to unforeseen events and adjust compensation as appropriate.

Role of Compensation Consultant. During 2023, FW Cook advised on compensation policies and market practices among publicly-traded companies in its role as independent advisor to the Compensation Committee.

FW Cook did not provide any services to us other than the services described above. In December 2023, the Compensation Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

Use of Comparative Market Data

The Compensation Committee seeks to compensate our executive officers at a level that allows us to successfully retain the best possible talent to manage and grow our business, and drive productivity and efficiency. In setting executive compensation, the Compensation Committee periodically assesses how compensation for our executive officers compares against executives in similar positions at a group of peer companies. Generally, as compared to our peer set, our compensation is less weighted toward cash compensation and more weighted toward equity compensation. Our weighting of cash and equity, including our allocation towards equity and between RSUs and PBRSUs, has been shared with and supported by our stockholders.

In addition to considering compensation data in making compensation decisions, the Compensation Committee also considers the criticality and scope of responsibility of each executive officer, our current practice of maintaining appropriate differentiation in target compensation among our executive officers, as well as the CEO’s and Compensation Committee’s assessment of each executive officer’s performance and impact on the organization. The Compensation Committee believes that the level of target compensation provided to our NEOs was appropriate to attract and retain the exceptional talent required to lead the Company, especially as a regulated banking institution and in the highly competitive San Francisco Bay Area labor market.

LENDINGCLUB CORPORATION | 30

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee typically conducts a full review of our peer group once every other year. The most recent review occurred in Fall 2022, at which time our Compensation Committee selected the following companies to constitute the Company’s executive compensation peer group:

Affirm Holdings, Inc.	Live Oak Bancshares, Inc.
Avantax, Inc. (formerly Blucora, Inc.)	MoneyLion, Inc.
Axos Financial, Inc.	Open Lending Corp.
Banc of California, Inc.	Preferred Bank
Blend Labs, Inc.	Silvergate Capital Corporation
Domo, Inc.	SoFi Technologies, Inc.
Enova International, Inc.	The Bancorp, Inc.
Green Dot Corporation	TriCo Bancshares
LendingTree, Inc.	Upstart Holdings, Inc.

In selecting the executive compensation peer group, the Compensation Committee focused on companies in the banking and fintech sectors. The Compensation Committee considered public companies, with particular attention to several fintech companies that recently became publicly traded, whose business is based in the United States and whose shares are listed on a national securities exchange in the United States, because compensation practices vary widely internationally. Further, the Compensation Committee considered the assets, revenue, revenue growth, net income and market capitalization of these companies, with a focus on companies with significant operations in the San Francisco Bay Area to reflect local conditions and demand for talent. The Compensation Committee also considered the comparability of our business model, employee count and operational complexity. In its final selection, our Compensation Committee believed it appropriate to select peer companies with financial metrics both above and below our own, with the Company placing between the 50th and 75th percentiles, at the time of selection, on a majority of the metrics considered.

In March 2023, Silvergate Capital Corporation announced its intent to wind down operations and liquidate Silvergate Bank. Additionally, in November 2023, Avantax, Inc. was acquired. The Compensation Committee will determine whether to select other peer companies in place of Silvergate Capital Corporation and Avantax, Inc. during its next full review of our peer group, which is expected to occur later in 2024.

Role of Stockholder Advisory Vote on Executive Compensation

    At our 2023 annual meeting of stockholders, we held a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Approximately 96% of the votes cast by stockholders, excluding abstentions and broker non-votes, were voted in favor of our say-on-pay proposal. Our Compensation Committee is appreciative of the 2023 say-on-pay vote outcome, and considers the results of the say-on-pay votes as well as any other feedback from stockholders in structuring our executive compensation program and making individual compensation decisions. In particular, as discussed in the section entitled “Stockholder Engagement & Feedback” above on page 28, we periodically solicit feedback from stockholders to, among other things, understand their perspectives on our current executive compensation program. The Compensation Committee will consider the outcome of future say-on-pay votes as we evolve our executive compensation philosophy, objectives and design.

Executive Compensation Elements

Elements of Executive Compensation. Our 2023 NEO compensation packages include three primary elements:
•base salary;
•annual cash bonus opportunity; and
•equity-based compensation in the form of RSUs and PBRSUs.

We believe that our compensation mix supports our objective of focusing on “at-risk” compensation having significant financial upside based on both Company and individual performance and/or compensation earned over a multi-year period. We expect to continue to utilize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing value over the long term. For executives, we expect compensation to remain largely performance based with a majority of target compensation tied to long-term awards that encourage sustained performance and support retention.

LENDINGCLUB CORPORATION | 31

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Base Salary. While we believe that compensation for the executive team should be weighted towards long-term compensation, we believe that acceptable base salaries are a necessary element of overall compensation in order to attract and retain highly qualified executive officers. In recent years, there has been considerable compensation inflation across our industry. However, in light of our preference for long-term compensation and in furtherance of remaining profitable during this challenging macroeconomic environment, we have generally not adjusted our base salaries to align with the salaries of our peers. That said, we believe that the base salaries we offer are appropriate for a publicly traded company based in the San Francisco Bay Area and given the current sophistication, complexity and financial profile of our business.

Name	2023 Annualized Base Salary(1)
Scott Sanborn	$500,000
Andrew LaBenne	$425,000
Annie Armstrong	$375,000
Jordan Cheng	$335,000
Ronnie Momen	$425,000
Brandon Pace	$375,000
(1)    As of December 31, 2023 or, with respect to Mr. Pace, as of December 5, 2023, which was his last day of employment with the Company.

The Compensation Committee reviews base salaries on at least an annual basis and may adjust them from time to time, if needed, to reflect changes in market conditions, or other factors. In 2023, Mr. Cheng received an increase of $25,000 to his base salary in connection with his promotion to the Company’s General Counsel and Corporate Secretary.

Annual Cash Bonuses

We typically use cash bonuses to reward our executive officers, including NEOs, for achievement against our publicly disclosed annual financial goals. In 2023, the dynamic and uncertain interest rate and broader macroeconomic environment made it challenging to identify full-year goals that appropriately captured skillful management execution instead of the impact of external factors such as changes in interest rates. Further, we did not issue annual guidance in 2023 and therefore could not leverage guidance for establishing annual targets. Accordingly, the Compensation Committee determined to bifurcate the 2023 Company-wide annual cash program into two halves (i.e., H1 2023 and H2 2023) to allow for goal setting that more precisely reflected management performance. The Compensation Committee further determined to use Pre-Provision Net Revenue (“PPNR”) and GAAP Net Income as the two quantitative performance metrics to determine bonus funding, with performance against the PPNR metric weighted at 75% and performance against the GAAP Net Income metric weighted at 25%. The selection and weighting of these goals reflected the Company’s desire to deliver acceptable revenue, while remaining profitable.

Target levels of performance for H1 2023 were established in February 2023 and target levels of performance for H2 2023 were established in June 2023. In June 2023, the Compensation Committee further determined to add an automatic adjustment mechanism to the H2 2023 portion of the 2023 annual cash bonus program that automatically reduces bonus funding for the half in the event GAAP Net Income for Q3 2023 and/or Q4 2023 is below $10 million (the “Net Income Shortfall Adjustment”). The Net Income Shortfall Adjustment was deemed prudent by the Compensation Committee to enable a threshold level of profitability that the Company believed was necessary to meet the expectations of various external stakeholders.

LENDINGCLUB CORPORATION | 32

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Performance of each metric for each half of 2023 was calculated individually, then combined to arrive at a blended performance for the half. Such blended performance was then plotted against the payout curve to determine the payout for the half. Total funding for the year, subject to discretion by the Compensation Committee, was determined by adding the payouts for each half. The funding of the Company-wide annual cash bonus program was based on the achievement of performance metrics and application of the Net Income Shortfall Adjustment, with the Compensation Committee retaining discretion to adjust total funding either above or below the otherwise pre-established payout curve detailed below.

2023 Annual Cash Bonus Program - Payout Curve
Performance Tier(1)	Funding Percentage	H1 2023		H2 2023
		PPNR ($ million)	GAAP Net Income ($ million)	PPNR ($ million)	GAAP Net Income ($ million)
Threshold Performance	50%	113.3	15.0	83.3	15.8
Satisfactory Performance	80%	120.8	16.0	88.8	16.8
Target Performance	100%	151.0	20.0	111.0	21.0
Above Target Performance	110%	166.1	22.0	122.1	23.1
Maximum Performance	125%	181.2	24.0	133.2	25.2
(1)    Straight-line interpolation for achievement between: (i) threshold performance and satisfactory performance, (ii) satisfactory performance and target performance, (iii) target performance and above target performance, and (iv) above target performance and maximum performance. The program is not funded if threshold performance is not met.

Our Compensation Committee believed that the achievement of the performance metrics would require excellent leadership, effective management and a clear focus on driving and achieving results in challenging circumstances. The following table details the actual funding of the annual cash bonus program. In summary, unadjusted funding based on actual PPNR and GAAP Net Income performance supported funding the annual cash bonus program at 110.1% of target. After application of the Net Income Shortfall Adjustment, funding was reduced to 83.1% of target. The Committee did not subsequently exercise any discretion in funding the 2023 annual cash bonus program. As described below, all individual payments under the annual cash bonus program are discretionary and reflect individual achievement during the year, and therefore may be different than the 83.1% total funding level. The table below further details the funding of our 2023 annual cash bonus program.

2023 Annual Cash Bonus Program - Achievement Table
Period	Unadjusted Funding Based on Actual Performance	Adjustment Due to Net Income Shortfall	Total Funding
H1 2023	58.1%	n/a	58.1%
H2 2023	52.0%	(27.0)%	25.0%
Full Year 2023	110.1%	(27.0)%	83.1%

Individual Performance Measures. We expect a high level of performance from each of our executive officers in carrying out his or her respective responsibilities and each executive officer is evaluated based on his or her overall performance. Our CEO evaluates each executive officer’s individual performance (other than his own) and compensation level and, for purposes of determining annual cash bonus payouts, makes a recommendation to our Compensation Committee. The Compensation Committee ultimately determines the individual performance for all NEOs. The impact of individual performance on an individual NEO’s bonus amount can modify the amount otherwise payable based on actual corporate achievement. The maximum upward discretionary adjustment is 50% for a total of 150% of the target bonus opportunity amount; however, there is no limitation on the downward discretionary adjustment (i.e., the Compensation Committee retains the discretion to pay an individual NEO zero bonus regardless of corporate achievement).

For 2023, the NEOs showed strong leadership in navigating a challenging inflationary and record-breaking increasing interest rate environment, and positioning the business for sustained profitability.

LENDINGCLUB CORPORATION | 33

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Annual Cash Bonuses for the 2023 Performance Period

Based on performance against the pre-approved financial metrics described above and in recognition of their significant individual contributions in furthering the Company’s performance and strategy, all of our continuing NEOs received a payment under the annual incentive plan at the actual corporate funding level of 83% (i.e., the Compensation Committee did not apply any discretion (upwards or downwards) on the individual bonus payments to our NEOs based on their individual performance).

The following table sets forth the 2023 annual cash bonuses paid in the first quarter of 2024 to each of our NEOs, other than Mr. Pace who did not receive a 2023 annual cash bonus due to the timing of his separation:

Name	Eligible Salary ($)	Bonus Target (%)	Bonus Target ($)	Bonus Achievement (%)	Total Bonus Payout ($)
Scott Sanborn	500,000	150	750,000	83	622,500
Andrew LaBenne	425,000	85	361,250	83	299,838
Annie Armstrong	375,000	75	281,250	83	233,438
Jordan Cheng(1)	315,208	75	199,201	83	165,337
Ronnie Momen	425,000	85	361,250	83	299,838
(1)    The dollar value of Mr. Cheng’s bonus target is prorated to reflect a mid-year 2023 increase in his target bonus opportunity.

The Compensation Committee reviews bonus targets under the annual cash bonus program on an annual basis and may adjust them from time to time to reflect changes in market conditions, or other factors. In 2023, Mr. Cheng received a fifteen-percentile point increase to his target bonus opportunity in connection with his promotion to the Company’s General Counsel and Corporate Secretary.

Long-Term Incentive Compensation

Typically, long-term incentive awards comprise the single biggest component of target total direct compensation for our NEOs. This approach aligns our executive team with our stockholders’ long-term interests, attracts executives of the highest caliber and retains them for the long term. In granting annual equity awards, the Compensation Committee considers, among other things, the executive officer’s cash compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, our financial results, an evaluation of the expected and actual performance of each executive officer, his or her individual contributions and responsibilities and market conditions.

2023 Equity Awards

Based on the results of our internal research and guidance from FW Cook with respect to the practices of our peer group, the recommendations of Mr. Sanborn (who did not participate in discussions regarding his own equity compensation) and the individual performance of each of the NEOs, the Compensation Committee granted equity awards as part of our Company-wide annual equity program, in the form of RSUs and PBRSUs (discussed in more detail below), to each of our NEOs.

Restricted Stock Units

In 2023, all Company employees that were granted RSUs were provided with an intended target value of the RSU award and the number of RSUs subject to the award was determined by dividing the intended target value of the RSU award by our trailing 30-day average stock price ending on the date preceding the date of grant.

On March 12, 2023, the Compensation Committee granted 179,331 RSUs to Mr. Sanborn, 130,181 RSUs to Mr. LaBenne, 92,987 RSUs to Ms. Armstrong, 34,671 RSUs to Mr. Cheng, 167,376 RSUs to Mr. Momen and 92,987 RSUs to Mr. Pace, reflecting intended target values of $1,687,500, $1,225,000, $875,000, $326,250, $1,575,000 and $875,000, respectively. These RSUs vest over three years, with 1/12th of the RSUs vesting in quarterly installments starting on May 25, 2023, subject to continued service.

LENDINGCLUB CORPORATION | 34

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Performance-Based Restricted Stock Units

In 2023, all Company employees that were granted PBRSUs were provided with an intended target value of the PBRSU award and the number of target PBRSUs subject to the award was determined by dividing the intended target value of the PBRSU award by the per unit grant date fair value.

On March 12, 2023, the Compensation Committee granted 270,670 target PBRSUs to Mr. Sanborn, 68,898 target PBRSUs to Mr. LaBenne, 49,213 target PBRSUs to Ms. Armstrong, 88,583 target PBRSUs to Mr. Momen and 49,213 target PBRSUs to Mr. Pace, reflecting intended target values of $2,062,500, $525,000, $375,000, $675,000 and $375,000, respectively. These awards are structured so that the PBRSUs become earned only to the extent that pre-established performance targets are met over the three-year performance period. The performance metric for the 2023 PBRSUs was our TSR relative to the TSR of each of the companies below (the “2023 TSR Basket Companies”):

Next Gen Lenders	Other Fintech	Consumer Online Banks	Sub-Prime Consumer Finance	Regional Banks
Upstart	Green Dot	Synchrony	Regional Management	Live Oak Bank
Affirm	MoneyLion	Capital One	Oportun	Axos
SoFi	LendingTree	Discover	OneMain Financial	Silvergate
Open Lending		Ally Financial		Banc of California
Rocket Companies		Bread Financial

The 2023 TSR Basket Companies were selected by the Compensation Committee after screening for companies that have relevant business models or operate in industries that are relevant to the Company’s business, as well as the following factors:
•Comparability of geography, size and scope
•Balance among types of companies (regional banks, consumer online banks, next gen lenders, etc.)
•Correlation with LendingClub stock
•Preference for overlap with executive compensation peer group

Given the evolving nature of the Company’s business and industry, the Compensation Committee will continue to review and iterate on the basket of companies used for future relative TSR based awards.

Achievement of 2020 PBRSU Awards

The PBRSUs granted in 2020 to our NEOs consisted of a relative TSR based portion (35%) and an Adjusted EBITDA based portion (65%). The performance period for the Adjusted EBITDA based portion ended on December 31, 2021, and accordingly in Q1 2022 our Compensation Committee evaluated the performance of that portion of the 2020 PBRSU awards. The performance period for the relative TSR based portion ended on May 31, 2023, and accordingly in Q2 2023 our Compensation Committee evaluated the performance of that portion of the 2020 PBRSU awards and determined that 124% of the target number of relative TSR based portion of the 2020 PBRSUs were earned. These earned PBRSUs vested upon the Compensation Committee’s determination and accordingly Mr. Sanborn, Ms. Armstrong, Mr. Momen and Mr. Pace earned 293,443, 95,972, 51,185 and 44,787 vested shares, respectively.

Achievement Table for Relative TSR Portion of 2020 PBRSU Program(1)
Measure/ Weighting	Threshold Performance	Satisfactory Performance	Target Performance	Above Target Performance	Maximum Performance	Actual Performance
Relative TSR Portion (35%)	25th Percentile	40th Percentile	55th Percentile	65th Percentile	80th Percentile	79th Percentile
Payout Percentage	50%	75%	100%	110%	125%	124%
(1)    Straight-line interpolation for achievement between: (i) threshold performance and satisfactory performance, (ii) satisfactory performance and target performance, (iii) target performance and above target performance, and (iv) above target performance and maximum performance. The entire relative TSR based portion of the award is forfeited if the level of performance is below threshold performance.

LENDINGCLUB CORPORATION | 35

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Information

2023 Cash-Choice Awards

In 2023, the Company permitted non-executives to elect to receive a portion of their long-term incentive award in the form of a fixed value cash award in lieu of equity (e.g., the cash-choice program). The cash-choice program is intended to allow employees to select a mix of compensation that suits their needs and preferences, while aiding the Company’s effort to reduce dilution. Mr. Cheng was serving in a non-executive capacity when he was granted his 2023 long-term incentive award. Accordingly, he was eligible to participate in the cash-choice program and elected to received 25% of the intended value of his 2023 long-term incentive award in the form a fixed value cash award in lieu of RSUs.

Ronnie Momen Post-Service Vesting

Each of Mr. Momen’s equity awards granted in and since 2023 provide for up to an additional year of vesting following a termination of service, subject to certain criteria, including a minimum number of years of service with the Company and certain transition assistance. In the case of PBRSUs for which his termination of service occurs during a performance period, Mr. Momen is entitled to a pro-rated portion of the earned PBRSU shares determined by adding the additional vesting credit to actual time served during the performance period, and based upon actual achievement of the underlying performance metric(s) upon completion of the performance period.

Brandon Pace Severance Payments

In connection with a cost reduction plan, certain roles within the Company’s legal department were consolidated and the position of Chief Administrative Officer was eliminated. Accordingly, Mr. Pace ceased serving as Chief Administrative Officer and Corporate Secretary effective October 19, 2023. Mr. Pace remained an employee of the Company in a non-executive capacity from October 20, 2023, through December 5, 2023. In connection with his departure, which constituted an involuntary termination, Mr. Pace received $195,861 in separation related payments, which consisted of: (i) a lump sum payment equal to six months of his base salary, and (ii) six monthly cash payments equal to his monthly COBRA premium. Mr. Pace was entitled to these payments pursuant to the terms of his existing employment agreement with the Company and none of these payments were negotiated for or voluntarily provided by the Company in connection with Mr. Pace’s departure.

Achievement of 2021 PBRSU Awards

The PBRSUs granted in 2021 to our NEOs were entirely relative TSR based with the applicable performance period ending on December 31, 2023. In Q1 2024 our Compensation Committee evaluated the performance of the 2021 PBRSU awards and determined that none of the shares subject to the awards were earned.

Benefits Programs

Our employee benefits programs, including our 401(k) plan and health and well-being programs, are designed to provide a competitive level of benefits to our employees, including our executive officers and their families. We adjust our employee benefit programs as needed based on regular monitoring of applicable laws and practices and the competitive market. Our executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes.

Employment Agreements

We have entered into employment agreements with each of the NEOs. These agreements provide for “at-will” employment and generally include the NEO’s initial base salary, an initial equity award and an indication of eligibility for an annual cash incentive award opportunity. These employment agreements also provide for payments upon a qualifying

LENDINGCLUB CORPORATION | 36

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
termination of employment, including in connection with a change in control of our Company. We believe that entering into these arrangements will help our executives maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of our Company. For a summary of the material terms and conditions of these agreements, see “Executive Compensation – Employment Agreements,” below.

280G Excise Taxes and 409A Deferred Compensation

We have not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related sections of the Internal Revenue Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code.

Accounting Considerations

We account for stock-based compensation in accordance with FASB ASC Topic 718 Compensation – Stock Compensation, which requires us to recognize compensation expense for share-based payments. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, including taking into account FASB ASC Topic 718 in determining the amounts of equity compensation awards granted to executives and employees.

Compensation Risk Assessment

Our management team evaluates and actively mitigates risks that may exist relating to our compensation plans, practices and policies for all employees, including our NEOs. Management assesses all of our executive, sales and broad-based compensation plans to determine if any provisions or practices create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan design, including business drivers and performance measures. Incentive compensation plan design varies across our business based on differing goals established for particular business functions. Incentive compensation targets are reviewed annually and adjusted as necessary to align with our company performance goals and overall compensation to ensure an appropriate balance between fixed and variable pay components and between short- and long-term incentives. Our management has concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on us.

Additional Governance Measures

Clawback Policies. In September 2017, the Board adopted an Incentive Recoupment Policy which was enhanced in December 2019 to provide the Board the right to recoup certain executive incentive compensation in the event of instances of management fraud or misconduct that result in significant reputational harm (the “Prior Clawback Policy”). In October 2023, the Board adopted an Executive Incentive Compensation Recoupment Policy (the “NYSE Policy”) to comply with changes to the NYSE listing standards to effectuate the SEC’s recently adopted rules on clawback policies and a Supplement to Executive Incentive Compensation Recoupment Policy (the “Supplemental Policy”). The NYSE Policy provides for the Company’s recoupment of incentive-based compensation from current or former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. Incentive-based compensation that may be subject to the NYSE Policy includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. The Supplemental Policy provides the Board the right to recoup any incentive-based compensation in the event of a material act of dishonesty or fraud or willful violation of a material Company policy or law that results in significant reputational harm to the Company unrelated to a financial restatement. Incentive-based compensation that may be subject to the Supplemental Policy includes any incentive compensation, including (i) compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting, strategic, operational or subjective measure (e.g., PBRSUs and corporate bonus), and (ii) compensation awarded under the Company’s equity incentive plan(s) (e.g., time-based RSUs and/or cash awards). Together, the NYSE Policy and the Supplemental Policy provide for coverage equal or greater to the coverage provided by the Prior Clawback Policy.

LENDINGCLUB CORPORATION | 37

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Guidelines. In December 2019, the Compensation Committee adopted stock ownership guidelines pursuant to which the CEO should hold equity (vested shares and/or shares underlying RSU awards) with a value of six times base salary; the CFO should hold equity (vested shares and/or shares underlying RSU awards) with a value of three times base salary; and all other Section 16 executives should hold equity (vested shares and/or shares underlying RSU awards) with a value of two times base salary. Executives are permitted five years from the later of the adoption of the guidelines or the date they became an executive to meet the holding requirements. Prior to meeting the holding requirements, such executives are not permitted to sell more than fifty percent of the after-tax value from any equity vesting event. All executives are in compliance with this policy, and either meet the suggested ownership levels currently or have additional time to accumulate equity to meet the ownership levels.

Hedging and Pledging Policy. Our insider trading policy prohibits directors, officers, and other employees from engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This policy prohibits short sales and extends to cover any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our officers and directors are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

Option Repricing Policy. Although we have discontinued the use of stock options, a number of stock options remain outstanding and certain of such stock options have per share exercise prices in excess of the current per share price of our common stock. Although we have no intention to reprice these outstanding underwater stock options, in response to stockholder feedback, in December 2019, we amended our stock plans to require a stockholder vote to approve repricing any outstanding stock option.

Gross Up and Minimum Vesting Period Policies: In December 2019, we adopted: (i) a policy requiring that all new hire employee equity awards have a minimum vesting cliff of at least 1-year, subject to certain limited exceptions, and (ii) a policy prohibiting tax gross-ups for Section 16 executives, other than for imputed income in connection with a relocation.

Holding Period Policy: In February 2024, our Compensation Committee adopted a holding period policy for our executive officers. Under the policy, our executive officers are required to hold, and not dispose of, all shares of common stock acquired through the vesting of equity awards granted on or after January 1, 2024, for one calendar year after such shares are acquired. Bona-fide gifts and shares withheld or disposed of to satisfy tax withholding obligations are not subject to the holding period.

LENDINGCLUB CORPORATION | 38

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION TABLES
Compensation Tables

Summary Compensation Table

The following table provides information regarding the compensation earned by each of our NEOs during the year ended December 31, 2023, and, to the extent required under the SEC executive compensation disclosure rules, the years ended December 31, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Sanborn	2023	500,000	—	3,430,801	—	622,500	7,520	4,560,821
Chief Executive Officer	2022	500,000	1,000	3,472,723	—	937,501	7,826	4,919,050
	2021	500,000	—	5,805,143	—	625,007	7,949	6,938,099

Andrew LaBenne	2023	425,000	—	1,518,284	—	299,838	5,005	2,248,127
Chief Financial Officer	2022	182,396	183,200	3,137,519	—	193,796	—	3,696,911

Annie Armstrong	2023	375,000	—	1,084,494	—	233,438	6,801	1,699,733
Chief Risk Officer	2022	365,000	1,000	1,106,229	—	342,188	7,760	1,822,177
	2021	335,000	—	1,426,691	—	272,192	5,480	2,039,363

Jordan Cheng	2023	315,208	27,188	264,540	—	165,337	5,750	778,023
General Counsel and Corporate Secretary

Ronnie Momen	2023	425,000	—	1,952,081	—	299,838	5,000	2,681,919
Chief Business Officer	2022	425,000	1,000	2,654,945	—	451,563	5,000	3,537,508
	2021	395,000	50,000	2,536,309	—	370,318	5,000	3,356,627

Brandon Pace(5)	2023	348,011	—	1,084,494	—	—	204,080	1,636,585
Former Chief Administrative Officer and Corporate Secretary	2022	368,750	1,000	1,106,229	—	345,704	8,652	1,830,335
	2021	350,000	—	1,585,197	—	284,380	8,294	2,227,871

(1)The amount report for Mr. Cheng in 2023 represents the portion of a fixed value cash award that vested in 2023. For more information, see “Compensation Discussion and Analysis – Other Compensation Information – 2023 Cash-Choice Award.”
(2)The amounts reported in this column do not reflect the amounts actually received by our NEOs. The amounts instead reflect the aggregate grant date fair value of RSUs and/or PBRSUs, as applicable, granted during the applicable fiscal year, computed in accordance with the FASB ASC Topic 718. Assumptions used in the calculations for RSUs and PBRSUs granted during 2023 are included in “Note 17. Employee Incentive Plans” to the Consolidated Financial Statements included in our Annual Report. The amounts shown do not reflect that the awards are vested/earned over a 3-year period and exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value for RSUs is measured based on the closing fair market value of our common stock on the date of grant. For Mr. Sanborn, Mr. LaBenne, Ms. Armstrong, Mr. Momen and Mr. Pace, the amounts reported for 2023 include the grant date fair value of PBRSUs granted in March 2023, incorporating the probability of achieving the performance conditions to which such PBRSUs are subject to. Assuming the maximum level of performance is achieved under the applicable performance measures for the PBRSU awards, the grant date fair value of the PBRSU awards granted to Mr. Sanborn, Mr. LaBenne, Ms. Armstrong, Mr. Momen, and Mr. Pace is $2,578,136, $656,257, $468,752, $843,755 and $468,752, respectively. For more information regarding 2023 equity awards, including the PBRSUs, see “Compensation Discussion and Analysis – Executive Compensation Elements – Equity Compensation – 2023 Equity Awards.”
(3)The amounts reported in this column represent annual cash incentives that were earned during the specified year and paid in the following year. For more information regarding the awards for 2023, see “Compensation Discussion and Analysis – Executive Compensation Elements – Annual Cash Bonuses.”
(4)The amounts reported in this column for 2023 include the following:
(a)Matching contributions made by the Company to the Company’s 401(k) savings plan in the amount of $5,000 for each of Mr. Sanborn, Mr. LaBenne, Mr. Cheng, Mr. Momen and Mr. Pace and in the amount of $4,281 for Ms. Armstrong;
(b)Parking benefits for Mr. Sanborn, Ms. Armstrong and Mr. Pace;
(c)Well-fitness benefits for Messrs. LaBenne, Cheng and Pace, for their participation in a wellness program available to all Company employees; and
(d)Severance payments made to Mr. Pace in connection with his termination of employment and pursuant to the terms of his employment agreement with the Company. For more information regarding the severance, see “Compensation Discussion and Analysis – Other Compensation Information – Brandon Pace Severance Payments.”
(5)Mr. Pace’s employment with the Company terminated on December 5, 2023.

LENDINGCLUB CORPORATION | 39

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION TABLES
Grants of Plan-Based Awards in 2023

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott Sanborn	Cash(3)	N/A	375,000	750,000	1,125,000				—	—
	RSUs	3/12/23	—	—	—				179,331	1,368,296
	PBRSUs	3/12/23	—	—	—	135,335	270,670	338,338	—	2,062,505

Andrew LaBenne	Cash(3)	N/A	180,625	361,250	541,875				—	—
	RSUs	3/12/23	—	—	—				130,181	993,281
	PBRSUs	3/12/23	—	—	—	34,449	68,898	86,123	—	525,003

Annie Armstrong	Cash(3)	N/A	140,625	281,250	421,875				—	—
	RSUs	3/12/23	—	—	—				92,987	709,491
	PBRSUs	3/12/23	—	—	—	24,607	49,213	61,516	—	375,003

Jordan Cheng	Cash(3)	N/A	99,601	199,201	298,802				—	—
	Cash(4)	3/12/23	—	108,750	—				—	—
	RSUs	3/12/23	—	—	—				34,671	264,540

Ronnie Momen	Cash(3)	N/A	180,625	361,250	541,875				—	—
	RSUs	3/12/23	—	—	—				167,376	1,277,079
	PBRSUs	3/12/23	—	—	—	44,292	88,583	110,729	—	675,002

Brandon Pace	Cash(3)	N/A	130,504	261,008	391,512				—	—
	RSUs	3/12/23	—	—	—				92,987	709,491
	PBRSUs	3/12/23	—	—	—	24,607	49,213	61,516	—	375,003

(1)Represents equity awards granted under the 2014 Equity Incentive Plan. The indicated threshold, target and maximum amounts correspond to the number of PBRSUs that would be earned in the event that specified threshold, target and maximum levels, respectively, of performance were achieved. For more information regarding the PBRSUs, see “Compensation Discussion and Analysis – Executive Compensation Elements – Equity Compensation – 2023 Equity Awards – Performance-Based Restricted Stock Units.”
(2)The amounts reported in this column represent the aggregate grant date fair value of each award, without regard to forfeitures and computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in “Note 17. Employee Incentive Plans” to the Consolidated Financial Statements included in our Annual Report. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO. The grant date fair value for RSUs is measured based on the closing fair market value of our common stock on the date of grant. The amount reported for 2023 includes the grant date fair value of PBRSUs granted in 2023, incorporating the probability of achieving the performance conditions to which such PBRSUs are subject to. For more information regarding the PBRSUs and RSUs, see “Compensation Discussion and Analysis – Executive Compensation Elements – Equity Compensation – 2023 Equity Awards.”
(3)Represents cash awards granted under the Annual Cash Bonus program. “Target” is a dollar value based on the NEO’s target bonus percentage and base salary in 2023 as adjusted for any in-year salary adjustments, which is used to calculate eligible wages under the Annual Cash Bonus program. The threshold amount for the award is 50% of target for all NEOs and the maximum amount for the award is 150% of target for all NEOs. Actual non-equity incentive plan awards received for the fiscal 2023 period was $622,500, $299,838, $233,438, $165,337 and $299,838 for Mr. Sanborn, Mr. LaBenne, Ms. Armstrong, Mr. Cheng and Mr. Momen, respectively. Mr. Pace did not receive a non-equity incentive plan award payout for the fiscal 2023 period. For more information regarding the achievement of these non-equity incentive plan awards, see “Compensation Discussion and Analysis – Executive Compensation Elements – Annual Cash Bonuses.”
(4)Represents a fixed value cash award granted under the Plan. For more information regarding this cash awards, see “Compensation Discussion and Analysis – Other Compensation Information – 2023 Cash-Choice Awards.”

LENDINGCLUB CORPORATION | 40

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION TABLES
2023 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding outstanding equity awards held by our NEOs that remained outstanding as of December 31, 2023. Mr. Pace did not have any equity awards that remained outstanding as of December 31, 2023.

		Option Awards					Stock Awards
							Time-Based			Performance-Based
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Sanborn	02/24/2014	270,188	(3)	—	24.95	02/24/2024
	02/26/2016	234,588	(3)	—	42.05	02/26/2026
	03/03/2016	11,899	(3)	—	47.80	03/03/2026
	02/26/2020						13,496	(4)	117,955
	03/09/2021						11,758	(5)	102,765
	03/13/2022						41,264	(6)	360,647
	03/13/2022									102,206	(7)	893,280
	03/12/2023						134,499	(8)	1,175,521
	03/12/2023									135,335	(9)	1,182,828

Andrew LaBenne	08/31/2022						140,032	(10)	1,223,880
	03/12/2023						97,636	(8)	853,339
	03/12/2023									34,449	(9)	301,084

Annie Armstrong	05/26/2020						47,555	(11)	415,631
	03/09/2021						5,488	(5)	47,965
	03/13/2022						21,396	(6)	187,001
	03/13/2022									18,583	(7)	162,415
	03/12/2023						69,741	(8)	609,536
	03/12/2023									24,607	(9)	215,061

Jordan Cheng	05/26/2020						22,645	(11)	197,917
	03/09/2021						2,695	(5)	23,554
	03/13/2022						10,638	(6)	92,976
	03/12/2023						26,004	(8)	227,275

Ronnie Momen	02/26/2020						6,718	(4)	58,715
	03/09/2021						9,755	(5)	85,259
	03/13/2022						51,350	(6)	448,779
	03/13/2022									44,599	(7)	389,795
	03/12/2023						125,532	(8)	1,097,150
	03/12/2023									44,292	(9)	387,112

(1)    Calculated based on the closing price of $8.74 of our common stock on December 29, 2023.
(2)    Represents the threshold level of performance for PBRSUs granted in 2022 and 2023.
(3)    Fully vested.
(4)    Becomes fully vested after four years, with 1/16th vesting on May 25, 2020 and 1/16th vesting quarterly thereafter.
(5)    Becomes fully vested after three years, with 1/12th vesting on May 25, 2021, and 1/12th vesting quarterly thereafter.

LENDINGCLUB CORPORATION | 41

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – COMPENSATION TABLES
(6)    Becomes fully vested after three years, with 1/12th vesting on May 25, 2022, and 1/12th vesting quarterly thereafter.
(7)    Represents the outstanding but unearned PBRSUs granted in 2022.
(8)    Becomes fully vested after three years, with 1/12th vesting on May 25, 2023, and 1/12th vesting quarterly thereafter.
(9)    Represents the outstanding but unearned PBRSUs granted in 2023. For more information, see “Compensation Discussion and Analysis – Executive Compensation Elements – Equity Compensation – 2023 Equity Awards – Performance-Based Restricted Stock Units.”
(10)    Becomes fully vested after three years, with 1/3rd vesting on August 25, 2023, and 1/12th vesting quarterly thereafter.
(11)    Becomes fully vested after four years, with 1/4th vesting on May 25, 2021, and 1/16th vesting quarterly thereafter.

2023 Option Exercises and Stock Vested

The following table sets forth for each of our NEOs the number of shares of our common stock acquired and the aggregate value realized upon the exercise of stock options and the vesting of stock awards during 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Scott Sanborn(2)	—	—	524,502	4,693,790
Andrew LaBenne	—	—	132,568	886,118
Annie Armstrong	—	—	289,450	2,422,173
Jordan Cheng	—	—	73,244	547,039
Ronnie Momen	—	—	225,222	1,818,854
Brandon Pace	—	—	155,569	1,288,276

(1)    The value realized upon the vesting of an RSU or PBRSU represents the aggregate market price of the shares of our common stock on the date of vesting.
(2)    Excludes 67,760 RSUs that were cash settled for a total cash settlement amount of $539,968.

CEO Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, the Company is providing the following information for fiscal 2023:
•The median of total compensation of all employees, excluding the CEO: $154,330;
•The annual total compensation of the CEO: $4,560,821; and
•The ratio of CEO total compensation to median employee total compensation: 30 to 1.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. In order to determine the median employee from a compensation perspective, the Company examined annualized cash compensation (salary, wages and cash bonuses) in the 2023 calendar year for all employees, excluding our CEO, employed as of December 31, 2023 (“Determination Date”). On the Determination Date, our employee population consisted of 1,024 individuals, all of whom were located in the United States. This population consisted of our full-time, part-time, and temporary employees.

The Company determined that its median employee from a compensation perspective serves in a human resources role. While the methodology we used to select the median employee remained the same as last year and there has not been a change in our employee population or compensation arrangements that we believe would significantly change this disclosure, we selected a new median employee this year to ensure the pay ratio accurately reflects the compensation of our median employee based on our 2023 employee population.

To identify the “median employee,” we utilized the amount of base salary, wages and cash bonuses our employees received, as reflected in our payroll records through the Determination Date and annualized such amounts for any individual hired during 2023. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 to determine the median employee total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and compared such total compensation to the total compensation of our CEO, as reported in the Summary Compensation Table.

LENDINGCLUB CORPORATION | 42

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – PAY VERSUS PERFORMANCE DISCLOSURE
Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s executive compensation philosophy, including how it incorporates and aligns with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)	GAAP Net Income/(Loss) ($ millions)(5)	Pre-Provision Net Revenue (PPNR) ($ millions)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	4,560,821	2,710,871	1,815,053	1,350,393	69.26	84.70	38.9	298.2
2022	4,919,050	(14,595,137)	2,796,390	(3,135,491)	69.73	88.96	289.7	420.4
2021	6,938,099	22,811,912	2,922,623	9,069,589	191.60	116.64	18.6	157.2
2020	5,906,924	6,487,065	2,882,104	2,944,255	83.68	86.37	(187.5)	(184.2)

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Sanborn (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)    The dollar amounts reported in column (c) and column (e) represent the: (i) amount of “compensation actually paid” to Mr. Sanborn, our Principal Executive Officer (“PEO”) calculated in accordance with Item 402(v) of Regulation S-K, or (ii) average “compensation actually paid” to the Company’s named executive officers (“NEOs”) as a group, excluding our PEO, calculated in accordance with Item 402(v) of Regulation S-K. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Andrew LaBenne, Annie Armstrong, Jordan Cheng, Ronnie Momen and Brandon Pace, (ii) for 2022, Andrew LaBenne, Annie Armstrong, Ronnie Momen, Brandon Pace and Thomas Casey, (iii) for 2021, Thomas Casey, Valerie Kay, Ronnie Momen and Brandon Pace, and (iv) for 2020, Thomas Casey, Annie Armstrong, Bahman Koohestani, Ronnie Momen and Steven Allocca. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Year	PEO or Average of Non-PEO NEOs	Reported Summary Compensation Table Total ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefits Adjustments ($)	Compensation Actually Paid ($)
2023	PEO	4,560,821	(3,430,801)	1,580,851	—	—	2,710,871
	Average of Non-PEO NEOs	1,815,053	(1,180,779)	716,119	—	—	1,350,393
2022	PEO	4,919,050	(3,472,723)	(16,041,463)	—	—	(14,595,137)
	Average of Non-PEO NEOs	2,796,390	(2,043,476)	(3,888,405)	—	—	(3,135,491)
2021	PEO	6,938,099	(5,805,143)	21,678,956	—	—	22,811,912
	Average of Non-PEO NEOs	2,922,623	(2,179,648)	8,326,614	—	—	9,069,589
2020	PEO	5,906,924	(5,000,004)	5,580,145	—	—	6,487,065
	Average of Non-PEO NEOs	2,882,104	(2,205,006)	2,267,157	—	—	2,944,255
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

LENDINGCLUB CORPORATION | 43

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – PAY VERSUS PERFORMANCE DISCLOSURE
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	PEO or Average of Non-PEO NEOs	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	PEO	3,010,664	(1,846,188)	307,697	108,678	—	—	1,580,851
	Average of Non-PEO NEOs	837,737	(200,261)	177,825	(99,182)	—	—	716,119
2022	PEO	1,591,858	(12,537,845)	307,494	(5,402,970)	—	—	(16,041,463)
	Average of Non-PEO NEOs	999,347	(3,393,486)	204,083	(1,698,349)	—	—	(3,888,405)
2021	PEO	7,266,661	11,274,035	952,986	2,185,274	—	—	21,678,956
	Average of Non-PEO NEOs	3,001,312	3,410,557	679,442	1,235,303	—	—	8,326,614
2020	PEO	8,082,527	(333,083)	248,186	(1,186,322)	(1,231,163)	—	5,580,145
	Average of Non-PEO NEOs	2,743,592	(168,179)	94,200	(291,656)	(110,800)	—	2,267,157
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group, excluding our PEO, in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Andrew LaBenne, Annie Armstrong, Jordan Cheng, Ronnie Momen and Brandon Pace, (ii) for 2022, Andrew LaBenne, Annie Armstrong, Ronnie Momen, Brandon Pace and Thomas Casey, (iii) for 2021, Thomas Casey, Valerie Kay, Ronnie Momen and Brandon Pace, and (iv) for 2020, Thomas Casey, Annie Armstrong, Bahman Koohestani, Ronnie Momen and Steven Allocca.
(4)    TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the following published industry index: KBW Nasdaq Bank Index.
(5)    The dollar amounts reported represent the amount of “GAAP Net income (loss)” or “PPNR,” as applicable, reported in the Company’s financial reports on Form 10-K. PPNR is a non-GAAP financial measure. See Exhibit A of this Proxy Statement for more information on our use of non-GAAP financial measures and a reconciliation of PPNR to the nearest GAAP measure.

Financial Performance Measures

We believe the below unranked list represents the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year. PPNR and GAAP consolidated net income were two measures in our 2023 annual cash bonus program. Relative TSR is the performance metric used in our 2023 PBRSUs.
•PPNR
•GAAP Net Income

LENDINGCLUB CORPORATION | 44

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – PAY VERSUS PERFORMANCE DISCLOSURE
•Relative TSR (see the section entitled “2023 Equity Awards – Performance-Based Restricted Stock Units” on page 35 for additional information on our relative TSR based PBRSU program)

Relationship between Compensation Actually Paid and Company Performance

Below are graphs showing the relationship of “compensation actually paid” to our PEO and the average “compensation actually paid” to our Non-PEO NEOs in 2023, 2022, 2021 and 2020 to (i) the TSR of the Company and the KBW Nasdaq Bank Index, and (ii) the Company’s GAAP net income (loss) and PPNR. As illustrated below, the increase in “compensation actually paid” between 2020 and 2021 is correlated to the appreciation in the Company’s stock price during 2021. Similarly, the decrease in “compensation actually paid” between 2021 and 2022 is correlated to the depreciation in the Company’s stock price during 2022. In 2023, “compensation actually paid” approximated, though was modestly less than, the reported summary compensation table totals, reflecting the generally flat stock price between end of year 2022 and end of year 2023. The Company believes that correlation between “compensation actually paid” and TSR reflects that a significant portion of the Company’s executive compensation program is equity denominated. Conversely, changes in “compensation actually paid” are significantly less correlated to the Company’s GAAP net income and PPNR, reflecting the relatively smaller quantum of executive compensation based on the performance of those measures.

Compensation Actually Paid vs. TSR

$30.0
$20.0
$10.0
$-
$(10.0)
$(20.0)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$192
$22.8
$9.1
$117
$6.5
$2.9
$86
$84
$89
$2.7
$85
$1.4
$70
$(3.1)
$69
$(14.6)
2020
2021
2022
2023
CEO CAP ($ millions)
Non-CEO NEO CAP ($ millions)
LendingClub TSR ($)
KBW Nasdaq Bank Index TSR ($)

LENDINGCLUB CORPORATION | 45

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – PAY VERSUS PERFORMANCE DISCLOSURE
Compensation Actually Paid vs. GAAP Net Income (Loss) and PPNR

LENDINGCLUB CORPORATION | 46

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – EMPLOYMENT AGREEMENTS
Employment Agreements

We have entered into employment agreements or offer letters with each of our currently employed NEOs. These agreements provide for at-will employment, a base salary and initial equity award in amounts determined by our Compensation Committee, a cash bonus based on a target percentage of the NEO’s then-current base salary determined by our Compensation Committee and standard employee benefit programs.

If Mr. Sanborn is terminated without cause or resigns with good reason within 12 months following a change in control, he will be entitled to receive (i) a lump sum payment equal to 18 months of his base salary (as in effect immediately prior to the change in control or termination, whichever is greater), (ii) a lump sum payment equal to the greater of 150% of his target bonus or most recent actual bonus payout, (iii) 18 monthly cash payments equal to the monthly COBRA premium at the time of his termination and (iv) accelerated vesting with respect to all of his unvested equity awards. If Mr. Sanborn is terminated without cause or for good reason not within 12 months following a change in control, he will be entitled to receive (i) a lump sum payment equal to 12 months of his base salary, (ii) a lump sum payment of the pro-rated amount of his bonus as if he had been employed through the calendar year, to be determined in our sole discretion and (iii) 12 monthly cash payments equal to the monthly COBRA premium at the time of his termination.

If an NEO other than Mr. Sanborn is terminated without cause or resigns with good reason within 12 months following a change in control, he or she will be entitled to receive (i) a lump sum payment equal to 12 months of the NEO’s base salary (as in effect immediately prior to the change in control or termination, whichever is greater), (ii) a lump sum payment equal to the greater of 100% of the NEO’s target bonus or most recent actual bonus payout, (iii) 12 monthly cash payments equal to the monthly COBRA premium at the time of the NEO’s termination and (iv) accelerated vesting with respect to all of the NEO’s unvested equity awards. If an NEO other than Mr. Sanborn is terminated without cause or for good reason not within 12 months following a change in control, he or she will be entitled to receive (i) a lump sum payment equal to six months of the NEO’s base salary, (ii) a lump sum payment of the pro-rated amount of the NEO’s bonus as if he or she had been employed through the calendar year, to be determined in our sole discretion and (iii) six monthly cash payments equal to the monthly COBRA premium at the time of the NEO’s termination.

All payments upon termination are subject to the NEO’s return of our property and release of claims against us. If the NEO’s employment is terminated either by the Company for cause or by the NEO without good reason, then he or she will not receive any payments upon termination. Under the employment agreements, the NEOs are also subject to covenants regarding confidentiality, invention assignment and prohibition on solicitation of our employees or independent contractors for a period of six months following the termination of employment.

Under the employment agreements, “cause” means: (i) conviction in a criminal proceeding involving fraud, embezzlement, bribery, forgery, counterfeiting, extortion, dishonesty or moral turpitude, or any felony or misdemeanor charge; (ii) any act or omission by the NEO involving dishonesty, disloyalty or fraud; (iii) a breach of fiduciary duty; (iv) substantial, willful or repeated disregard of the lawful and reasonable directives of our Board or (other than for the CEO) our CEO clearly communicated in writing to the NEO, if not remedied within 30 days of the notice from us; (v) a breach of any non-solicitation or other restrictive covenant set forth in any agreement between the NEO and us, if not cured within 30 days of notice from us; (vi) gross negligence or willful misconduct with respect to us or our customers, clients, contractors or vendors; (vii) an order, ruling or determination by a government body, court or self-regulatory organization that imposes a bar or disqualification on the NEO’s employment with us; (viii) violation of our policies against unlawful discrimination and harassment; (ix) repeated alcohol or substance abuse while performing services for us; or (x) abandonment or gross dereliction of work duties.

Under the employment agreements, “change in control” means: (i) any merger or consolidation of us with or into another entity (other than any such merger or consolidation in which our stockholders immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the outstanding capital stock or other ownership interests in the surviving corporation); (ii) any sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of our assets; or (iii) any other transaction or series of related transactions pursuant to which a single person or entity (or group of affiliated persons or entities) acquires from us or our stockholders a majority of our outstanding voting power or other ownership interest.

Under the employment agreements, for each currently employed NEO, “good reason” means: (i) a material diminution in base compensation unless the base salary of a majority of other employees at the same level as the NEO is also proportionately reduced; (ii) a change in the geographic location at which the NEO must perform services of greater than 50 miles; or (iii) any other action or inaction that constitutes a material breach by us of the employment agreement, subject to certain exceptions.

LENDINGCLUB CORPORATION | 47

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Potential Payments Upon Termination or Change in Control

Under the terms of the employment agreements that we entered into with each of our NEOs, they are eligible to receive certain benefits in connection with the termination of their employment, depending on the circumstances, as further described above.

Further, Mr. Momen’s 2023 equity award provides for up to an additional year of vesting following a termination of service, subject to certain criteria, including a minimum number of years of service with the Company and certain transition assistance (such transition, a “Qualified Transition”). In the case of PBRSUs for which a Qualified Transition occurs during a performance period, Mr. Momen is entitled to a pro-rated portion of the earned PBRSU shares determined by adding the additional vesting credit to actual time served during the performance period, and based upon actual achievement of the underlying performance metric(s) upon completion of the performance period.

The actual amounts that would be paid or distributed to our NEOs as a result of a termination event occurring in the future may be different than those set forth below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock at the time of the termination event. Additionally, we or an acquirer may mutually agree with the NEOs on severance terms that vary from those provided in pre-existing agreements.

The tables below set forth the value of the benefits that each of our NEOs would be entitled to receive upon a qualifying termination event as of December 31, 2023, in accordance with SEC rules, and is based on the closing price of $8.74 of our common stock on December 29, 2023. As used in the tables below, “involuntary termination” means termination without cause or for good reason, as described above.

Scott Sanborn

	Involuntary Termination
Benefit	No Change in Control	Change in Control
Cash severance	$500,000	$750,000
Bonus(1)	622,500	1,125,000
Health, dental and vision benefits	29,753	44,630
Equity acceleration(2)	—	5,340,205
Total potential severance payment	$1,152,253	$7,259,835

(1)    Represents a cash bonus payment equal to Mr. Sanborn’s actual annual cash bonus for the 2023 fiscal year outside a change in control, and 150% of Mr. Sanborn’s target annual cash bonus for the 2023 fiscal year within a change in control.
(2)    Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023, and, in the case of stock options, minus the exercise price). With respect to Mr. Sanborn’s outstanding PBRSU awards, the value disclosed includes the acceleration value of 409,991 shares, which is the sum of the threshold number of shares for his 2022 and 2023 PBRSU awards. His 2021 PBRSU award is excluded from this calculation as that award was deemed to have achieved a 0% payout in Q1 2024.

Andrew LaBenne

	Involuntary Termination
Benefit	No Change in Control	Change in Control
Cash severance	$212,500	$425,000
Bonus(1)	299,838	361,250
Health, dental and vision benefits	12,179	24,358
Equity acceleration(2)	—	2,378,303
Total potential severance payment	$524,517	$3,188,911

(1)Represents a cash bonus payment equal to Mr. LaBenne’s actual annual cash bonus for the 2023 fiscal year outside a change in control, and 100% of Mr. LaBenne’s target annual cash bonus for the 2023 fiscal year within a change in control.
(2)Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023). With respect to Mr. LaBenne’s outstanding PBRSU awards, the value disclosed includes the acceleration value of 34,449 shares, which is the threshold number of shares for his 2023 PBRSU award.

LENDINGCLUB CORPORATION | 48

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Annie Armstrong

	Involuntary Termination
Benefit	No Change in Control	Change in Control
Cash severance	$187,500	$375,000
Bonus(1)	233,438	281,250
Health, dental and vision benefits	—	—
Equity acceleration(2)	—	1,637,609
Total potential severance payment	$420,938	$2,293,859

(1)Represents a cash bonus payment equal to Ms. Armstrong’s actual annual cash bonus for the 2023 fiscal year outside a change in control, and 100% of Ms. Armstrong’s target annual cash bonus for the 2023 fiscal year within a change in control.
(2)Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023). With respect to Ms. Armstrong’s outstanding PBRSU awards, the value disclosed includes the acceleration value of 43,190 shares, which is the sum of the threshold number of shares for her 2022 and 2023 PBRSU awards. Her 2021 PBRSU award is excluded from this calculation as that award was deemed to have achieved a 0% payout in Q1 2024.

Jordan Cheng

	Involuntary Termination
Benefit	No Change in Control	Change in Control
Cash severance	$167,500	$335,000
Bonus(1)	196,217	236,406
Health, dental and vision benefits	9,257	18,513
Equity acceleration(2)	—	541,722
Total potential severance payment	$372,974	$1,131,641

(1)Represents a cash bonus payment equal to Mr. Cheng’s actual annual cash bonus for the 2023 fiscal year outside a change in control, and 100% of Mr. Cheng’s target annual cash bonus for the 2023 fiscal year within a change in control.
(2)Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023).

Ronnie Momen

		Involuntary Termination
Benefit	Qualified Transition	No Change in Control	Change in Control
Cash severance	$—	$212,500	$425,000
Bonus(1)	—	299,838	361,250
Health, dental and vision benefits	—	14,011	28,022
Continued equity vesting(2)	804,409	—	—
Equity acceleration(3)	—	—	2,466,826
Total potential severance payment	$804,409	$526,349	$3,281,098

(1)Represents a cash bonus payment equal to Mr. Momen’s actual annual cash bonus for the 2023 fiscal year outside a change in control, and 100% of Mr. Momen’s target annual cash bonus for the 2023 fiscal year within a change in control.
(2)Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023) of Mr. Momen’s continued vesting benefit on his 2023 equity awards assuming a Qualified Transition occurred on December 31, 2023. With respect to Mr. Momen’s 2023 PBRSU award, the value disclosed includes the value of 29,528 shares, which is a pro-rated portion of the threshold number of shares subject to such award.
(3)Represents the intrinsic value (that is, the value based upon the market price of our common stock on December 31, 2023). With respect to Mr. Momen’s outstanding PBRSU awards, the value disclosed includes the acceleration value of 88,891 shares, which is the sum of the threshold number of shares for his 2022 and 2023 PBRSU awards. His 2021 PBRSU award is excluded from this calculation as that award was deemed to have achieved a 0% payout in Q1 2024.

LENDINGCLUB CORPORATION | 49

2024 PROXY STATEMENT | EXECUTIVE COMPENSATION – SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2023:

Plan Category	(a) Total Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(3)	9,333,670	39.2	30,216,055
Equity compensation plans not approved by security holders(4)	4,576	5.48	1,340,439

(1)Prior to our IPO, we granted awards under our 2007 Stock Incentive Plan. Following our IPO, we granted awards under our 2014 Equity Incentive Plan. Includes RSUs and PBRSUs, with the number of outstanding PBRSUs calculated at 100% of the target number of shares subject to each award.
(2)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PBRSUs, since RSUs and PBRSUs have no exercise price.
(3)Includes our 2007 Stock Incentive Plan, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan. On January 1 of each year, the aggregate number of shares of our common stock reserved for issuance under our 2014 Employee Stock Purchase Plan shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31st (the “Evergreen Provision”). The following sentence notwithstanding, 2024 was the final year of the Evergreen Provision and the Company is not proposing an extension to the Evergreen Provision in the ESPP Amendment outlined in Proposal Seven of this Proxy Statement. As of December 31, 2023, 22,732,012 shares were available for issuance under the 2014 Equity Incentive Plan and 7,484,043 shares were available for issuance under the 2014 Employee Stock Purchase Plan.
(4)Reflects the Radius Bancorp, Inc. 2016 Omnibus Incentive Plan.

LENDINGCLUB CORPORATION | 50

2024 PROXY STATEMENT | REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report.

THE COMPENSATION COMMITTEE

Faiz Ahmad
Allan Landon
Janey Whiteside
Michael Zeisser (Chair)

LENDINGCLUB CORPORATION | 51

2024 PROXY STATEMENT | SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2024, by:
•each of our directors;
•each of our named executive officers;
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
•all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options and warrants that are exercisable within 60 days after April 15, 2024. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

We calculated percentage ownership based on 111,120,415 shares of common stock outstanding as of April 15, 2024 (not including treasury shares). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to RSUs, options or other securities convertible into common stock held by that person that are scheduled to vest or are exercisable or convertible within 60 days of April 15, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of LendingClub Corporation, 595 Market Street, Suite 200, San Francisco, California 94105.

LENDINGCLUB CORPORATION | 52

2024 PROXY STATEMENT | SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Named Executive Officers and Directors:
Scott Sanborn(1)	1,676,285	1.50%
Andrew LaBenne(2)	146,545	*
Annie Armstrong(3)	365,494	*
Jordan Cheng(4)	115,338	*
Ronnie Momen(5)	298,496	*
Brandon Pace(6)	191,369	*
Faiz Ahmad(7)	41,662	*
Stephen Cutler(8)	51,861	*
Allan Landon(9)	97,508	*
Timothy Mayopoulos(10)	132,588	*
John C. (Hans) Morris(11)	320,486	*
Kathryn Reimann(12)	41,662	*
Erin Selleck(13)	64,008	*
Janey Whiteside(14)	34,678	*
Michael Zeisser(15)	115,778	*
All executive officers and directors as a group (15 persons)(16)	3,693,758	3.31%

5% Stockholders(17):
Entities Affiliated with Vanguard Group Inc.(18)	11,270,308	10.14%
Entities Affiliated with Jackson Square Partners, LLC(19)	9,723,943	8.75%
Entities Affiliated with BlackRock, Inc.(20)	9,455,387	8.51%
*    Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)    Represents (i) 1,393,451 shares held by Mr. Sanborn, (ii) 246,487 shares underlying stock options held by Mr. Sanborn exercisable within 60 days of April 15, 2024, and (iii) 36,347 RSUs vesting within 60 days of April 15, 2024 held by Mr. Sanborn.
(2)    Represents (i) 91,417 shares held by Mr. LaBenne, (ii) 12,000 shares held in three UTMA accounts for children of Mr. LaBenne and (iii) 43,128 RSUs vesting within 60 days of April 15, 2024 held by Mr. LaBenne.
(3)    Represents (i) 320,824 shares held by Ms. Armstrong, and (ii) 44,670 RSUs vesting within 60 days of April 15, 2024 held by Ms. Armstrong.
(4)    Represents (i) 93,272 shares held by Mr. Cheng, and (ii) 22,066 RSUs vesting within 60 days of April 15, 2024 held by Mr. Cheng.
(5)    Represents (i) 262,004 shares held by Mr. Momen, and (ii) 36,492 RSUs vesting within 60 days of April 15, 2024 held by Mr. Momen.
(6)    Represents 191,369 shares held by Mr. Pace.
(7)    Represents (i) 36,308 shares held by Mr. Ahmad and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Mr. Ahmad.
(8)    Represents (i) 46,507 shares held by Mr. Cutler and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Mr. Cutler.
(9)    Represents (i) 90,748 shares held by Mr. Landon and (ii) 6,760 RSUs vesting within 60 days of April 15, 2024 held by Mr. Landon.
(10)    Represents (i) 127,234 shares held by Mr. Mayopoulos and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Mr. Mayopoulos.
(11)    Represents (i) 194,374 shares held by Mr. Morris, (ii) 120,758 shares underlying stock options held by Mr. Morris exercisable within 60 days of April 15, 2024, and (iii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Mr. Morris.
(12)    Represents (i) 36,308 shares held by Ms. Reimann and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Ms. Reimann.
(13)    Represents (i) 57,248 shares held by Ms. Selleck and (ii) 6,760 RSUs vesting within 60 days of April 15, 2024 held by Ms. Selleck.
(14)    Represents (i) 29,324 shares held by Ms. Whiteside and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Ms. Whiteside.
(15)    Represents (i) 110,424 shares held by Mr. Zeisser and (ii) 5,354 RSUs vesting within 60 days of April 15, 2024 held by Mr. Zeisser.
(16)    Represents (i) 3,092,812 shares, (ii) 367,245 shares underlying stock options exercisable within 60 days, and (iii) 233,701 RSUs vesting within 60 days of April 15, 2024 held by our executive officers and directors as a group.
(17)    In addition to the stockholders listed below and based on the Schedule 13G/A filed on February 16, 2021, 7,455,162 shares, representing 6.71% of the Company’s outstanding shares of common stock, are held and beneficially owned by ARK Investment Management LLC, and certain of its subsidiaries (collectively, “ARK Management”). The address of ARK Management is 3 East 28th Street, 7th Floor, New York, NY 10016. However, based on records available to the Company, the Company believes that ARK Management no longer holds or beneficially owns 5% or more of the Company’s outstanding shares of common stock.
(18)    Based on the Schedule 13G/A filed on February 13, 2024. Represents 11,270,308 shares held and beneficially owned by The Vanguard Group Inc., and certain of its subsidiaries. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

LENDINGCLUB CORPORATION | 53

2024 PROXY STATEMENT | SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(19)    Based on the Schedule 13G/A filed on February 9, 2024. Represents 9,723,943 shares held and beneficially owned by Jackson Square Partners, LLC. The address of Jackson Square Partners, LLC is One Letterman Drive, Building A, Suite A3-200, San Francisco, CA 94129.
(20)    Based on the Schedule 13G/A filed on January 25, 2024. Represents 9,455,387 shares held and beneficially owned by BlackRock Inc., and certain of its subsidiaries. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.

LENDINGCLUB CORPORATION | 54

2024 PROXY STATEMENT | RELATED PARTY TRANSACTIONS
RELATED PARTY TRANSACTIONS

Related party transactions must be reviewed and approved by our Audit Committee when not conducted in the ordinary course of business subject to the standard terms of our online marketplace or certificate investment program. Related party transactions may include any transaction between entities under common control or with a related person occurring since the beginning of our latest fiscal year, or any currently proposed transaction involving us where the amount involved exceeds $120,000. This review also includes any material amendment or modification to an existing related party transaction. We have defined related persons as members of the Board, executive officers, 5% or greater owners of our outstanding stock and any immediate family members of each such related persons, as well as any other person or entity with significant influence over our management or operations.

As previously disclosed, on December 31, 2020, the Company ceased offering and selling Member Payment Dependent Notes, as such term is defined in its Form S-3 filed with the SEC on August 9, 2019 (the “Retail Notes”). In connection with the cessation of the Retail Notes program, we ceased deposits to the program. From January 1, 2023 to December 31, 2023, Mr. Sanborn received $2,565 in withdrawals from his Retail Notes program account in connection with the wind-down of the program. These transactions were made in the ordinary course of business and were transacted on terms and conditions that were not more favorable than those obtained by similarly situated third-party investors.

LENDINGCLUB CORPORATION | 55

2024 PROXY STATEMENT | REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by, any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and with Deloitte & Touche LLP.

The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Stephen Cutler
Allan Landon (Chair)
Kathryn Reimann
Erin Selleck

LENDINGCLUB CORPORATION | 56

2024 PROXY STATEMENT | SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our common stock to, among other things, file reports of their ownership and changes in ownership of our common stock with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the reports furnished to us during 2023 and questionnaires from our directors and executive officers, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2023.

LENDINGCLUB CORPORATION | 57

2024 PROXY STATEMENT | COMMUNICATIONS WITH THE LENDINGCLUB BOARD
COMMUNICATIONS WITH THE LENDINGCLUB BOARD

Stockholders and interested parties wishing to communicate with our Board or with an individual member or members of our Board may do so by writing to our Board or to the particular member or members of our Board and mailing the correspondence to our Corporate Secretary at LendingClub Corporation, 595 Market Street, Suite 200, San Francisco, California 94105. Each communication from a stockholder should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the stockholder of record and beneficially by the beneficial owner.

Our Corporate Secretary, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairman of our Board.

LENDINGCLUB CORPORATION | 58

2024 PROXY STATEMENT | PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board is currently comprised of ten members. In accordance with our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following individuals, each of whom is currently serving on our Board as a Class I director, were nominated by our Board for election at the Annual Meeting, each to serve until the 2027 Annual Meeting of Stockholders and until his successor has been elected and qualified or his earlier death, resignation or removal:
•Syed Faiz Ahmad;
•Allan Landon; and
•Timothy Mayopoulos.

Our Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share that is otherwise present at the meeting but for which there is an abstention, or to which a stockholder gives no authority or direction, shall not be considered a vote cast.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine.

Each nominee has agreed to resign if they do not receive a majority of votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

LENDINGCLUB CORPORATION | 59

2024 PROXY STATEMENT | PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation of our named executive officers as described above under the heading “Executive Compensation.” This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the affirmative vote of a majority of the shares cast for or against the matter at the Annual Meeting.

Stockholders are urged to read the “Executive Compensation – Compensation Discussion and Analysis” section of this Proxy Statement, which discusses our executive compensation philosophy, policies and practices, and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee believes that these policies and procedures are effective in advancing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and procedures described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to LendingClub Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2024 Annual Meeting of Stockholders, is hereby APPROVED.”

The vote on our named executive officer compensation is an advisory vote only and will not be binding on us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation, values the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

LENDINGCLUB CORPORATION | 60

2024 PROXY STATEMENT | PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2024 and recommends that the stockholders vote for ratification of such appointment. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 will be determined by the affirmative vote of a majority of the votes cast for or against the matter at the Annual Meeting. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022:

	2023	2022
Audit fees(1)	$2,979,975	$3,715,861
Audit-related fees(2)	20,025	40,171
Tax fees	—	—
All other fees	—	—
Total fees	$3,000,000	$3,756,032

(1)Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report and a review of financial statements included in our Quarterly Reports on Form 10-Q.
(2)Audit-related fees include (i) agreed upon procedures related to compliance with regulatory guidelines, (ii) review of SEC filings, and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of Deloitte & Touche LLP for 2023 and 2022 described above were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

LENDINGCLUB CORPORATION | 61

2024 PROXY STATEMENT | PROPOSAL FOUR: DECLASSIFICATION OF THE BOARD

PROPOSAL FOUR:
DECLASSIFICATION OF THE BOARD

The Board has unanimously approved and recommends that our stockholders approve amending certain sections of our Restated Certificate of Incorporation that would phase in the declassification of our Board (the “Declassification Amendment”), as described below and set forth on Annex I of this Proxy Statement.

Background of the Proposal

The Nominating and Governance Committee and the Board regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of directors, remain in the best interests of the Company and our stockholders. The Board believes that its classified structure, which was implemented in 2014 when we became a publicly traded company, promotes continuity, stability, and encourages the Board to plan for long-term goals.

As stated earlier in this Proxy Statement, we conducted meetings with the governance teams from a number of significant stockholders during which we solicited input on governance issues and priorities. During these meetings, a number of our largest stockholders expressed a preference that, over the course of time, we should consider declassifying our Board. While the Board believes there are important benefits to a classified board structure, the Board recognizes the growing sentiment among certain stockholders and members of the investment community in favor of annual elections and the benefit of providing stockholders an annual opportunity to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure.

Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend and restate our Restated Certificate of Incorporation to declassify the Board. Accordingly, since 2018, we have proposed to amend Sections 3, 4 and 5 of Article VI of our Restated Certificate of Incorporation in order to phase in the declassification of our Board. Per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Article VI, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. The 2018, 2019, 2020, 2021, 2022 and 2023 proposals each failed, receiving approximately 61.0%, 60.7%, 46.8%, 56.7%, 57.6% and 63.8%, respectively, of the affirmative vote of our then-outstanding shares of capital stock. Of those shares that voted for this proposal at each annual meeting in 2018, 2019, 2020, 2021, 2022 and 2023, the overwhelming majority voted in favor of the proposal.

In light of the strong stockholder support this proposal has received in prior years and because the Board continues to believe in the merits of declassifying our Board, in March 2024, the Board approved, subject to stockholder approval, the Declassification Amendment. The Board also approved certain conforming changes to our Bylaws, which changes will go in effect if the Declassification Amendment is approved by our stockholders.

Please note that the Declassification Amendment requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company’s capital stock to pass.

Current Classified Board Structure

Under Article VI, Section 3 of our Restated Certificate of Incorporation, the Board is currently separated into three classes equal in size. Absent the earlier resignation or removal of a director, each year the stockholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class I directors is set to expire at the Annual Meeting. The term of the Class II directors is set to expire at the 2025 Annual Meeting and the term of the Class III directors is set to expire at the 2026 Annual Meeting. Under the current classified board structure, stockholders may only elect one-third of the Board each year.

Proposed Amendment to Restated Certificate of Incorporation

Currently, members of our Board are elected for staggered terms of three years. If the Declassification Amendment is approved, commencing immediately after the date of the Annual Meeting, any director elected to the Board shall be elected for a term expiring at the next annual meeting of stockholders. The directors who are elected or appointed on or prior to the date of the Annual Meeting, including the directors standing for election under Proposal One, will continue to hold office until the end of the terms for which they were elected or appointed to serve. In all cases, each director will hold office until his or her successor has been elected and qualified or until such director’s earlier death, retirement, resignation or removal.

LENDINGCLUB CORPORATION | 62

2024 PROXY STATEMENT | PROPOSAL FOUR: DECLASSIFICATION OF THE BOARD

This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article VI of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex I.

If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating the Declassification Amendment, which will become effective upon filing.

If our stockholders approve the proposed Declassification Amendment and the Supermajority Voting Amendment (as defined below) described in Proposal Five, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating both the Declassification Amendment and the Supermajority Voting Amendment, which will become effective upon filing.

If our stockholders approve the proposed Declassification Amendment and the Officer Exculpation Amendment (as defined below) described in Proposal Six, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating both the Declassification Amendment and the Officer Exculpation Amendment, which will become effective upon filing.

If our stockholders approve the proposed Declassification Amendment, the Supermajority Voting Amendment described in Proposal Five and the Officer Exculpation Amendment described in Proposal Six, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating each of the Declassification Amendment, the Supermajority Voting Amendment and the Officer Exculpation Amendment, which will become effective upon filing.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE DECLASSIFICATION AMENDMENT.

LENDINGCLUB CORPORATION | 63

2024 PROXY STATEMENT | PROPOSAL FIVE: REMOVAL OF THE SUPERMAJORITY VOTING REQUIREMENT
PROPOSAL FIVE:
REMOVAL OF THE SUPERMAJORITY VOTING REQUIREMENT TO AMEND THE COMPANY’S GOVERNING DOCUMENTS

The Board has unanimously approved and recommends that our stockholders approve amending Articles V and X of our Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our Restated Certificate of Incorporation or for our stockholders to amend our Bylaws (the “Supermajority Voting Amendment”), as described below and set forth on Annex II of this Proxy Statement.

Background of the Proposal

Article V of our Restated Certificate of Incorporation provides that our stockholders may adopt, amend or repeal any provision of the Bylaws if the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Company’s common stock entitled to vote generally in the election of directors, voting together as a single class, vote to adopt, amend or repeal any provision of the Bylaws. Likewise, Article X of our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Company’s common stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal Article V, Article VI, Article VII, Article VIII or Article X, which relate to:
•the amendment of our Bylaws;
•the powers, size, election, term, vacancies and removal of members of the Board;
•the Company’s classified board structure;
•director exculpation from liability;
•the requirement that stockholder action be taken at an annual or special meeting of stockholders and not by written consent and specifications as to who has authority to call a special meeting of the stockholders;
•the advance notice requirements for stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders; and
•amendment of our Restated Certificate of Incorporation.

We refer to these supermajority voting requirements of the Restated Certificate of Incorporation as the “Supermajority Provisions”.

The Supermajority Provisions were included in the Restated Certificate of Incorporation in 2014 when we became a publicly traded company and are similar to supermajority voting requirements found in the governing documents of many publicly traded companies. In 2019, certain stockholders and proxy advisory firms requested that we remove the Supermajority Provisions in our Restated Certificate of Incorporation. Our Board carefully considered the views of our stockholders, and evaluated how our corporate governance practices would be affected if the Supermajority Provisions were removed from our Restated Certificate of Incorporation. In response, the Board committed to putting forth an amendment to remove the Supermajority Provisions in our Restated Certificate of Incorporation no later than 2023.

As part of our ongoing review of our corporate governance practices, the Board and the Nominating and Corporate Governance Committee reviewed the Supermajority Provisions, and determined that removing the Supermajority Provisions is in the best interests of the Company and our stockholders. The Supermajority Provisions were intended to provide corporate governance stability, protect against self-interested action on the part of large stockholders, reduce the likelihood that third parties institute corporate governance changes that may be inconsistent with the best interest of, or otherwise harmful to, the Company and its stockholders and require that a broad base of stockholder support exists before certain governance matters are approved and implemented. While the Board understands these important benefits, the Board also recognizes that the Supermajority Provisions may have the effect of reducing the Board’s accountability to stockholders and can limit stockholder participation in our corporate governance. The Board also acknowledges that many other public companies have transitioned away from similar supermajority voting requirements. Therefore, after careful consideration, the Board believes that the benefits of removing the Supermajority Provisions to provide more accountability to stockholders and promote stronger corporate governance outweigh the benefits of retaining such supermajority voting requirements. Further, by putting forth this Proposal Five, we are fulfilling our 2019 commitment to our stockholders to remove these Supermajority Provisions.

Accordingly, in 2023, we proposed to amend Articles V and X of our Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our Restated Certificate of Incorporation or for our stockholders to amend our

LENDINGCLUB CORPORATION | 64

2024 PROXY STATEMENT | PROPOSAL FIVE: REMOVAL OF THE SUPERMAJORITY VOTING REQUIREMENT
Bylaws. Per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Articles V and X, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. The 2023 proposal failed, receiving approximately 63.8% of the affirmative vote of our then-outstanding shares of capital stock. Of those shares that voted for this proposal at the 2023 Annual Meeting of Stockholders, the overwhelming majority voted in favor of the proposal.

In light of the strong stockholder support this proposal received at the 2023 Annual Meeting of Stockholders and because the Board continues to believe in the merits of removing the supermajority voting requirements in our Restated Certificate of Incorporation to amend our Restated Certificate of Incorporation or Bylaws, in March 2024, the Board approved, subject to stockholder approval, the Supermajority Voting Amendment.

Please note that the Supermajority Voting Amendment requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company’s capital stock to pass.

Proposed Amendment to Restated Certificate of Incorporation

Currently, our Restated Certificate of Incorporation requires a supermajority vote to amend our Restated Certificate of Incorporation and for our stockholders to amend the Bylaws. If the Supermajority Voting Amendment is approved and becomes effective, then the supermajority voting requirements to amend our governing documents in our Restated Certificate of Incorporation would be deleted. As a result, the standard for stockholder approval of any future amendments to the Restated Certificate of Incorporation (including Articles V, VI, VII, VIII or X) or of any future stockholder amendments to our Bylaws would be by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

This description of the proposed Supermajority Voting Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Articles V and X of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex II.

If our stockholders approve the proposed Supermajority Voting Amendment, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating the Supermajority Voting Amendment, which will become effective upon filing.

If our stockholders approve the proposed Supermajority Voting Amendment and the Declassification Amendment described in Proposal Four, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating both the Supermajority Voting Amendment and the Declassification Amendment, which will become effective upon filing.

If our stockholders approve the proposed Supermajority Voting Amendment and the Officer Exculpation Amendment described in Proposal Six, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating both the Supermajority Voting Amendment and the Officer Exculpation Amendment, which will become effective upon filing.

If our stockholders approve the proposed Supermajority Voting Amendment, the Declassification Amendment described in Proposal Four and the Officer Exculpation Amendment described in Proposal Six, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating each of the Supermajority Voting Amendment, the Declassification Amendment and the Officer Exculpation Amendment, which will become effective upon filing.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SUPERMAJORITY VOTING AMENDMENT

LENDINGCLUB CORPORATION | 65

2024 PROXY STATEMENT | PROPOSAL SIX : OFFICER EXCULPATION
PROPOSAL SIX:
AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE PERSONAL LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY DELAWARE LAW

The Board has unanimously approved and recommends that our stockholders approve amending our Restated Certificate of Incorporation to add Article XI to limit the personal liability of certain of our officers for breaches of the fiduciary duty of care as an officer to the extent permitted by Delaware law (the “Officer Exculpation Amendment”), as described below and set forth on Annex III of this Proxy Statement.

In approving the proposed Officer Exculpation Amendment, the Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, the limited number of our officers who would be impacted, and the benefits the Board believes the Company would accrue by providing officer exculpation in accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), including, the potential to reduce indemnification costs incurred by the Company associated with frivolous lawsuits. The Board balanced these considerations with our corporate governance practices and mechanisms available to the Board to hold officers accountable, and determined that it is advisable and in the best interests of the Company and our stockholders to approve the Officer Exculpation Amendment.

Background of the Proposal

The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the DGCL to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this proxy statement. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware law authorized such exculpation for directors but not for officers. Consequently, plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors against individual officers to avoid dismissal of such claims and extract settlements from defendant corporations. The amendment of Section 102(b)(7) of the DGCL was adopted to address the inconsistent treatment between officers and directors and the rising litigation and insurance costs.

As with directors, exculpation protection under Section 102(b)(7) of the DGCL does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers under Section 102(b)(7) of the DGCL only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, the exculpation protection under Section 102(b)(7) of the DGCL only applies to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the corporation’s public filings with the SEC as one of the most highly compensated executive officers of the corporation; or (iii) has, by written agreement with the corporation, consented to be identified as an officer for purposes of accepting service of process. To gain the added protection for our officers, we must amend our Restated Certificate of Incorporation to add an officer exculpation provision.

Reasons for the Proposal

The Board believes it is appropriate for the Company and other public corporations incorporated in states that allow for the limitation of personal liability of directors and officers to have such a provision in their certificates of incorporation for the following reasons:
•The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests.
•The Board believes the proposed Officer Exculpation Amendment could reduce the instances in which the Company is required to indemnify its officers by reducing their exposure to lawsuits.

LENDINGCLUB CORPORATION | 66

2024 PROXY STATEMENT | PROPOSAL SIX : OFFICER EXCULPATION
•The Board believes the proposed Officer Exculpation Amendment would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company.
•The Board expects our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation. We believe failing to adopt the proposed Officer Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
•The Board believes the proposed Officer Exculpation Amendment could better position us to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability.

Because the Board believes in the merits of limiting the liability of certain of our officers, in March 2024, the Board approved, subject to stockholder approval, the Officer Exculpation Amendment.

The proposed Officer Exculpation Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer. In addition, the Company is not proposing the Officer Exculpation Amendment in anticipation of any specific litigation. The Officer Exculpation Amendment is being proposed on a prospective basis to help mitigate potential future harm to the Company and our stockholders.

Please note that the Officer Exculpation Amendment requires the affirmative vote of the holders of at least a majority of all outstanding shares of the Company’s capital stock to pass.

Interests of Certain Persons in this Proposal

Our executive officers and other employees may be considered as having an interest in the approval of this proposal as they may receive the personal liability exculpation protections afforded by the Officer Exculpation Amendment if it is adopted by our stockholders.

Proposed Amendment to Restated Certificate of Incorporation

Currently, our Restated Certificate of Incorporation provides for the exculpation of directors for breaches of the fiduciary duty of care, but does not include a provision that allows for the exculpation of officers. If the Officer Exculpation Amendment is approved and becomes effective, then our officers will not face personal liability for breaches of their fiduciary duty of care as an officer. Our officers would still be personally liable for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction in which the officer derived an improper personal benefit, or (iv) breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by our stockholders in the name of the Company. Our officers would also be personally liable for any act or omission that occurred prior to the date on which the Officer Exculpation Amendment becomes effective.

This description of the proposed Officer Exculpation Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article XI of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex III.

If our stockholders approve the proposed Officer Exculpation Amendment, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating the Officer Exculpation Amendment, which will become effective upon filing.

If our stockholders approve the proposed Officer Exculpation Amendment and the Declassification Amendment described in Proposal Four, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating both the Officer Exculpation Amendment and the Declassification Amendment, which will become effective upon filing.

If our stockholders approve the proposed Officer Exculpation Amendment and the Supermajority Voting Amendment described in Proposal Five, we intend to file with the Secretary of State of the State of Delaware a Second Amended and

LENDINGCLUB CORPORATION | 67

2024 PROXY STATEMENT | PROPOSAL SIX : OFFICER EXCULPATION
Restated Certificate of Incorporation incorporating both the Officer Exculpation Amendment and the Supermajority Voting Amendment, which will become effective upon filing.

If our stockholders approve the proposed Officer Exculpation Amendment, the Declassification Amendment described in Proposal Four and the Supermajority Voting Amendment described in Proposal Five, we intend to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation incorporating each of the Officer Exculpation Amendment, the Declassification Amendment and the Supermajority Voting Amendment, which will become effective upon filing.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE OFFICER EXCULPATION AMENDMENT

LENDINGCLUB CORPORATION | 68

2024 PROXY STATEMENT | PROPOSAL SEVEN: EXTEND THE EXPIRATION OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL SEVEN:
EXTEND THE EXPIRATION OF THE EMPLOYEE STOCK PURCHASE PLAN
BY TEN YEARS FROM DECEMBER 2024 TO DECEMBER 2034

The Board has unanimously approved and recommends that our stockholders approve amending and restating our 2014 Employee Stock Purchase Plan (the “ESPP”) to extend the expiration of the plan by ten years from December 2024 to December 2034 and to amend certain provisions of the ESPP (the “ESPP Amendment”), as described below and set forth on Annex IV of this Proxy Statement.

Background of the Proposal

The ESPP became effective on December 9, 2014, immediately prior to our initial public offering. The purpose of the ESPP is to provide eligible employees of the Company with a means of acquiring an equity interest in the Company through payroll deductions to enhance such employees’ sense of participation in the affairs of the Company. The ESPP will assist us in retaining the services of new employees and securing the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success. The ESPP will enable eligible employees to purchase shares of our common stock at a discount. Purchases will be accomplished through participation in discrete offering periods. The Board believes this amendment and restatement of the ESPP is necessary in order to allow us to continue to use the ESPP as part of our equity compensation program to attract and retain the services of individuals essential to our long-term growth and success.

The key differences between the terms of the ESPP and the ESPP, as amended and restated by the ESPP Amendment, are as follows:
•The ESPP Amendment extends the term of the ESPP from December 9, 2024 to December 9, 2034.
•The ESPP Amendment provides the Compensation Committee with the authority to increase the purchase price per share of Company common stock sold in an offering period.
•The ESPP Amendment provides the Compensation Committee with the authority to adjust the holding period required under the ESPP after shares of common stock are purchased in an offering.
•The ESPP Amendment provides that shares of common stock purchasable under the ESPP may be either newly-issued shares or shares reacquired by the Company (including shares purchased on the open market).

Importantly, please note that we are not seeking an increase in the number of shares available for issuance under the ESPP, and we are not seeking an extension to the existing evergreen provision under the ESPP, which sunset per its original terms in January 2024.

If stockholders approve this proposal and the ESPP Amendment, the amended and restated ESPP will become effective as of the date of stockholder approval and expire on December 9, 2034, unless sooner terminated in accordance with the terms of the amended and restated ESPP. If stockholders do not approve this proposal, the ESPP will expire on December 9, 2024.

For additional details regarding the ESPP Amendment and the ESPP, as amended and restated, please see the summary of the amended and restated ESPP below.

Please note that the ESPP Amendment requires the affirmative vote of at least a majority of the votes cast during the Annual Meeting to pass.

Interest of Certain Persons in this Proposal

Our executive officers and other employees may be considered as having an interest in the approval of this proposal and the ESPP Amendment because they are eligible to purchase shares of common stock under the ESPP (including as amended and restated).

Description of the Amended and Restated 2014 Employee Stock Purchase Plan

The essential features of the ESPP, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the ESPP, as amended and restated, which is attached as Annex IV.

LENDINGCLUB CORPORATION | 69

2024 PROXY STATEMENT | PROPOSAL SEVEN: EXTEND THE EXPIRATION OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

General. The purpose of the ESPP is to provide eligible employees with a means of acquiring an equity interest in the Company through payroll deductions to enhance such employees’ sense of participation in the affairs of the Company. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The ESPP is administered by our Compensation Committee. The Compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP. All costs and expenses incurred in the administration of the ESPP will be paid by the Company without charge to participants.

Share Reserve. As of April 15, 2024, 1,171,757 shares of common stock have been issued under the ESPP and 8,681,503 shares remain available for issuance, subject to adjustment for changes in our capitalization. Shares of common stock purchasable under the ESPP may be either authorized but unissued shares of common stock or shares reacquired by the Company, including shares purchased on the open market by the Company.

Pursuant to the original terms of the ESPP, the number of shares of our common stock reserved for issuance automatically increased on January 1 of each year from 2015 through 2024 by the lesser of 1% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31 or a number determined by our board of directors or Compensation Committee. The existing evergreen provision of the ESPP sunset per its original terms in January 2024, and we are not seeking an extension of the evergreen provision under the ESPP Amendment.

Eligibility and Participation. Our employees generally are eligible to participate in our ESPP if they are employed by us for at least 20 hours per week and more than five months in a calendar year. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our ESPP, are ineligible to participate in our ESPP. The Compensation Committee may impose additional restrictions on eligibility. As of April 15, 2024, there were approximately 995 employees, including 5 executive officers, who were eligible to participate in the ESPP.

Offering Period. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offering periods with durations of not more than 27 months. Each offering period may consist of one or more purchase periods, with a duration of six months, and will have one or more purchase dates on which shares of our common stock may be purchased by any employee participating in the offering. An offering may be terminated under certain circumstances. Eligible participants who wish to participate in an offering period will be required to enroll in the ESPP before the commencement of the offering period. Once an employee is enrolled, participation will be automatic in subsequent offering periods. An employee’s participation automatically ends upon termination of employment for any reason. Our Compensation Committee may change the timing and duration of offering periods and purchase periods, and the frequency of purchases, as long as such changes comply with the terms of the ESPP.

Purchase Price. Unless our Compensation Committee determines to use a higher price, common stock will be purchased for employees participating in the ESPP at a price per share equal to 85% of the lesser of (i) the fair market value of a share of our common stock on the first date of an offering or (ii) the fair market value of a share of our common stock on the date of purchase. As of April 15, 2024, the closing price of our Common Stock was $7.80 per share.

Purchase Rights; Stock Purchases. Under our ESPP, eligible employees will be able to acquire shares of our common stock by accumulating funds through payroll deductions. Our eligible employees will be able to select a rate of payroll deduction between 1% and 15% of their eligible cash compensation, unless a lower limit is set by the Compensation Committee. For the purposes of the ESPP, the term “compensation” shall mean base salary; however, the Compensation Committee may at any time prior to the beginning of an offering period determine that “compensation” means solely base salary or all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions. On the last business day of each purchase period, the payroll deductions of each participant are automatically applied to the purchase of whole shares of our common stock at the purchase price in effect for that purchase period. Any amount remaining in a participant’s account after purchasing whole shares shall be returned to the participant at the end of each purchase period.

Special Limitations. The ESPP imposes certain limitations upon an employee’s right to acquire common stock under the ESPP, including the following limitations:

•An employee will not be granted purchase rights under the ESPP if such individual, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, either prior to or as a

LENDINGCLUB CORPORATION | 70

2024 PROXY STATEMENT | PROPOSAL SEVEN: EXTEND THE EXPIRATION OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

result of being granted a purchase right under the ESPP, owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our common stock.
•A participant shall not be permitted to purchase more than 500 shares on any one purchase date, unless the Compensation Committee specifies a lesser number.
•No employee will have the right to purchase shares under the ESPP at a rate that, when aggregated with purchase rights under all of the Company’s employee stock purchase plans that are also outstanding in the same calendar year(s), would have a fair market value of more than $25,000 (determined in accordance with Section 423 of the Code) for each calendar year in which that purchase right is outstanding.

Holding Period. The Compensation Committee may require that any shares of common stock acquired under the ESPP by a participant during an offering period be restricted from being sold or otherwise disposed until a pre-established period of time lapses.

Termination of Purchase Rights. The purchase right of a participant will terminate if such participant’s employment is terminated for any reason, including retirement, death, disability or the failure of the participant to remain an eligible employee. Any payroll deductions that the participant may have with respect to the terminated purchase right will be returned to the participant or, in the case of the participant’s death, to the participant’s legal representative.

Stockholder Rights. Participants in the ESPP will have no interest or voting right in the shares covered by his or her purchase right until such purchase right has been exercised and shares are purchased on the participant’s behalf.

Transferability. Payroll deductions credited to a participant’s account, purchase rights and rights to receive shares under the ESPP may not be assigned, transferred, pledged or otherwise disposed of in any way, other than by will, the laws of descent and distribution or by designating a beneficiary to receive any cash from the participant’s account under the ESPP in the event of such participant’s death.

Changes to Capital Structure. If the number of our outstanding shares of common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, then the Compensation Committee shall make appropriate adjustments to (i) the number of shares that may be delivered under the ESPP, (ii) the purchase price per share and the number of shares covered by each purchase right that has not yet been exercised, (iii) the number of shares reserved for issuance under the ESPP, (iv) the maximum number of shares that may be issued over the term of the ESPP, and (v) the limitations on the number of shares that can be purchased on any one purchase date.

Corporate Transactions. In the event of certain corporate transactions, such as the sale or disposition of all or substantially all of our assets, a merger or consolidation, then then current offering period will be shortened and our Board or Compensation Committee will determine a new purchase date for the offering period. Such purchase date will occur on or prior to the consummation of the corporate transaction. The ESPP will then terminate when the corporate transaction occurs.

Amendment and Termination. Unless previously terminated by the Compensation Committee, the ESPP is currently set to expire on December 9, 2024. As amended and restated, the term of the ESPP would be extended until December 9, 2034, unless terminated earlier by the Compensation Committee. Our Compensation Committee also has the authority to amend, suspend or terminate the ESPP at any time. The Compensation Committee may not, without stockholder approval, (i) increase the number of shares issuable under the ESPP, or (ii) change the designation of the employees (or class of employees) eligible for participation in the ESPP.

Incorporation of Prior Reverse Stock Split. The share numbers in the ESPP, as amended and restated, reflect the impact of our July 2019 1-for-5 reverse stock split.

Federal Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of the purchase rights under the ESPP based on the tax laws in effect as of the date of this proxy statement. Tax consequences for any particular individual may be different.

General. The ESPP, and the right of participants to make purchases of our common stock pursuant to the ESPP are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code.

LENDINGCLUB CORPORATION | 71

2024 PROXY STATEMENT | PROPOSAL SEVEN: EXTEND THE EXPIRATION OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

Tax Effect for Participants. Participants will not realize any income upon the grant of purchase rights or upon the purchase of common stock under the ESPP. Taxable income will not be recognized by a participant until there is a sale or other disposition of the shares acquired under the ESPP.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether the participant satisfies certain holding period requirements. If the participant holds the shares purchased under the ESPP for at least two years from the first day of the offering period in which the participant purchased shares and at least one year from the purchase date, then the participant will recognize: (i) ordinary income in an amount equal to the lesser of (a) the purchase price discount as of the first day of the offering period (i.e., 15% of the fair market value of the shares on the first day of the offering period) with respect to the purchased shares, and (b) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares; and (ii) long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the shares and the participant’s basis in the shares (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income).

If the participant does not satisfy the holding periods noted above, then the participant will recognize: (i) ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares; and (ii) long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the shares and the participant’s basis in the shares (i.e., the purchase price plus the amount taxed to the participant as ordinary income).

The ability of a participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitations on capital loss deductions not discussed herein.

Tax Effects for the Company. The Company is not entitled to any deductions at the time a participant is granted a purchase right under the ESPP or upon the purchase of shares under the ESPP. If a participant satisfies the holding periods noted above, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of the shares of such participant. If the participant does not satisfy such holding period, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant is taxed as ordinary income. Any deduction for the Company is subject to the limitations of Section 162(m) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A SERVICE PROVIDER MAY RESIDE.

Accounting Treatment

Under present accounting principles, the issuance of common stock under the ESPP will not result in any charge to our earnings. However, we must disclose in pro-forma statements to our financial statements the impact that purchase rights granted under the ESPP would have on our reported earnings, where the value of those purchase rights is treated as compensation expense.

Registration with the SEC

The Company previously filed registration statements on Form S-8 with the SEC to register the shares of common stock currently available for issuance under the ESPP. We intend to file with the SEC a registration statement on Form S-8 to cover new shares that were reserved in 2024 for issuance under the ESPP pursuant to the ESPP’s evergreen provision.

New Plan Benefits

The amended and restated ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the ESPP Amendment. Because benefits under the amended and restated ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by our executive officers and other employees if the ESPP Amendment is approved by the shareholders.

LENDINGCLUB CORPORATION | 72

2024 PROXY STATEMENT | PROPOSAL SEVEN: EXTEND THE EXPIRATION OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

Existing Plan Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock that have been purchased under the ESPP since it became effective on December 9, 2014 through May 10, 2019 (the last purchase date under the ESPP):

Name and Position	Number of Shares
Scott Sanborn Chief Executive Officer and Director	3,310
Andrew LaBenne Chief Financial Officer	—
Annie Armstrong Chief Risk Officer	—
Jordan Cheng General Counsel and Corporate Secretary	—
Ronnie Momen Chief Business Officer	—
Brandon Pace Former Chief Administrative Officer and Corporate Secretary	1,910
All current executive officers as a group	3,310
All current directors who are not executive officers as a group	—
Faiz Ahmad Director Nominee	—
Allan Landon Director Nominee	—
Timothy Mayopoulos Director Nominee	—
Each associate of any of such directors, executive officers or nominees	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees as a group, excluding all current executive officers	1,168,447

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE ESPP AMENDMENT

LENDINGCLUB CORPORATION | 73

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.What is the purpose of the proxy materials?

The proxy materials are intended to provide you information to help you decide how to vote on the proposals we will be making at the LendingClub 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The materials include the Notice of Internet Availability of Proxy Materials (the “Notice”), Proxy Statement, form of proxy and Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), which contain information about the Annual Meeting of LendingClub Corporation, a Delaware corporation (the “Company,” “LendingClub,” “we,” “us,” or “our”), and will be used to solicit proxies from you, our stockholders, on behalf of the Board for the matters to be voted on at the Annual Meeting as described in this Proxy Statement.

The Notice, Proxy Statement, form of proxy and Annual Report will be first distributed and made available to stockholders on or about April 25, 2024. As a stockholder, you are invited to participate in the Annual Meeting via the Internet by visiting www.virtualshareholdermeeting.com/LC2024 and to vote on the items of business described in this Proxy Statement. The Annual Meeting will be held on June 11, 2024 at 8:00 am Pacific Time.

2.Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on April 15, 2024, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 111,120,415 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. A quorum is present if stockholders holding at least a majority of the voting power of the shares of our common stock entitled to vote are present at the Annual Meeting or represented by proxy. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record of those shares, and the Notice was provided to you. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

3.How do I vote?

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for stockholders of record) or voting instruction card (for holders of shares in street name) available when you access the web page.

By Phone

You may vote by phone by calling the toll-free phone number on the proxy card (800) 690-6903, which is available 24 hours a day, and following the prerecorded instructions. Have your Notice or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by phone.

LENDINGCLUB CORPORATION | 74

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
By Mail

If you received your proxy materials by mail, you may vote by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided.

By Attending the Annual Meeting

If you are a stockholder of record or hold your shares in street name, you can participate in the Annual Meeting online at www.virtualshareholdermeeting.com/LC2024 and vote your shares during the Annual Meeting (street name holders must obtain a legal proxy from their broker or other nominee to vote shares at the Annual Meeting). You will need the 16-digit control number included with these proxy materials to participate in the Annual Meeting.

Time for Voting Your Shares By Internet, By Phone or By Mail

You may vote via the Internet or by phone up until 11:59 PM Eastern Time on June 10, 2024. If you vote by mail, your proxy card must be received by June 10, 2024.

4.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

To cause less harm to our environment and to save costs, we utilize the Internet as the primary means of furnishing proxy materials to stockholders following rules established by the SEC. The Notice to our stockholders has instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one.

5.    How can I access the proxy materials over the Internet?

You can easily access our proxy materials by clicking the Annual Meeting tab at http://ir.lendingclub.com. In addition, the Notice provides instructions regarding all the ways you can view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to vote your shares, you will need to visit www.proxyvote.com and have available your 16-digit control number(s) contained on your Notice.

If you received printed copies of the proxy materials this year, we encourage you to take advantage of the availability of proxy materials on the Internet to help reduce the environmental impact of our annual meetings, and reduce our costs associated with the printing and mailing of materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. You can terminate your election to receive proxy materials by email at any time.

6.    How can I participate in the Annual Meeting?

You will be able to participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LC2024. If you are a stockholder of record, you will also be able to vote your shares electronically at the Annual Meeting. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you may vote electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee as described in the section “Who is entitled to vote at the Annual Meeting?” above.

7.    Why is the Annual Meeting being held only online?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual Annual Meeting will enable increased stockholder participation since stockholders can participate from any location around the world. During our virtual annual meetings in prior years, the technology performed as expected and we had a number of stockholders participate and submit questions, each of which were answered during the meeting.

LENDINGCLUB CORPORATION | 75

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
8.    How does the Board recommend I vote?

The Board recommends that you vote as follows:

“FOR” the election of Syed Faiz Ahmad, Allan Landon and Timothy Mayopoulos as Class I directors (see Page 59);

“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described under “Executive Compensation” (see Page 60);

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (see Page 61);

“FOR” a management proposal to amend and restate our Restated Certificate of Incorporation to phase in the declassification of our Board (see Page 62);

“FOR” a management proposal to amend and restate our Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our governing documents (see Page 64);

“FOR” a management proposal to amend and restate our Restated Certificate of Incorporation to limit the personal liability of certain officers of the Company as permitted by Delaware Law (see Page 66); and

“FOR” a management proposal to amend and restate our 2014 Employee Stock Purchase Plan to extend the expiration of the 2014 Employee Stock Purchase Plan by ten years from December 2024 to December 2034, and certain other changes (see Page 69).

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxy holders will vote in accordance with the recommendations of the Board set forth above.

The Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on the accompanying proxy card will, in the absence of stockholder instructions to the contrary, vote such proxy in their discretion.

LENDINGCLUB CORPORATION | 76

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
9.    What votes are required to approve each of the proposals?

Proposal	Vote Required for Approval	How are “Broker Non-Votes” Treated?	How are “Abstentions” Treated?
Proposal One: Election of Class I directors	Votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee	Do not count	Do not count
Proposal Two: Advisory vote to approve the compensation of our named executive officers	Majority of votes cast	Do not count	Do not count
Proposal Three: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year	Majority of votes cast	Brokers have discretion to vote	Do not count
Proposal Four: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to phase in the declassification of our Board	Two-thirds of shares outstanding	Vote Against	Vote Against
Proposal Five: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our governing documents	Two-thirds of shares outstanding	Vote Against	Vote Against
Proposal Six: Management proposal to amend and restate the Company’s Restated Certificate of Incorporation to limit the personal liability of certain officers of the Company as permitted by Delaware Law
	Majority of shares outstanding	Vote Against	Vote Against
Proposal Seven: Management proposal to amend and restate the Company’s 2014 Employee Stock Purchase Plan to extend the expiration of the 2014 Employee Stock Purchase Plan by ten years from December 2024 to December 2034, and make certain other changes
	Majority of votes cast	Do not count	Vote Against

10.    What is a broker non-vote?

If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will not have authority to vote your shares on any matters that are considered “non-routine.” That is referred to as a “broker non-vote.” Even if you have not given your broker instructions, the broker will nevertheless have discretion to vote your shares on our sole “routine” matter – Proposal Three: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year. Your broker or nominee will not have discretion to vote on Proposals One, Two, Four, Five, Six and Seven, each of which is a “non-routine” matter, unless you tell your broker how you want to vote.

11.    What happens if a director standing for election fails to receive an affirmative vote from a majority of the votes cast?

In the event a director standing for re-election fails to receive (x) a number of affirmative votes cast by the holders of the outstanding shares of our common stock present or represented by proxy and entitled to vote that exceeds (y) the votes against such nominee cast by the holders of the outstanding shares of common stock present or represented by proxy and entitled to vote in an uncontested election, then such nominee has agreed to provide a resignation from the Board. Such nominee shall be a hold over director and have his or her resignation considered by our Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee shall consider such tendered resignation and shall make a recommendation to our Board concerning the acceptance or rejection of such resignation within 45 days following the date of the stockholders’ meeting at which the election of directors occurred. In determining its recommendation to our Board, our Nominating and Corporate Governance Committee shall consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee including, without limitation, the reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director, the director’s experience with and knowledge of the Company and expected future contributions to the Company, and whether the director’s resignation from our Board would be in the best interests of the Company and its stockholders.

LENDINGCLUB CORPORATION | 77

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
Our Board shall then take formal action on our Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, our Board shall consider the information, factors and alternatives considered by the committee and such additional information, factors and alternatives as our Board deems relevant. Following our Board’s decision, we will publicly disclose, in a Form 8-K filed with the SEC, our Board’s decision.

12.    Why do Proposal Four and Proposal Five each require an affirmative vote from at least two-thirds of the shares outstanding to pass and what happens if either proposal does not pass?

In order to phase in the declassification of our Board, we are proposing to amend Sections 3, 4 and 5 of Article VI of our Restated Certificate of Incorporation. Per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Article VI, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In the event Proposal Four fails to receive the required affirmative vote, our existing classified board structure will remain intact.

Similarly, in order to remove the supermajority voting requirements to amend our governing documents, we are proposing to amend Articles V and X of our Restated Certificate of Incorporation. Per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Articles V and X, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In the event Proposal Five fails to receive the required affirmative vote, our existing supermajority voting requirements to amend our governing documents will remain intact.

For additional information about the proposed declassification of our Board and removal of our supermajority voting requirements, see “Proposal Four: Declassification of the Board” and “Proposal Five: Removal of the Supermajority Voting Requirement to Amend the Company’s Governing Documents,” respectively.

13.    Why does Proposal Six require an affirmative vote from at least a majority of the shares outstanding to pass and what happens if the proposal does not pass?

In order to limit the personal liability of certain of our officers for breaches of the fiduciary duty of care as an officer to the extent permitted by Delaware law, we are proposing to amend our Restated Certificate of Incorporation to add Article XI. Per Delaware law, amending our Restated Certificate of Incorporation, including to add Article XI, requires the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In the event Proposal Six fails to receive the required affirmative vote, our Restated Certificate of Incorporation will provide for the exculpation of directors for breaches of the fiduciary duty of care, and will not include a provision that allows for the exculpation of officers.

For additional information about the proposed officer exculpation provision, see “Proposal Six: Amend the Restated Certificate of Incorporation to Limit the Personal Liability of Certain Officers of the Company as Permitted by Delaware Law”.

14.    The proposal to declassify your Board (Proposal Four) was in your 2018, 2019, 2020, 2021, 2022 and 2023 Proxy Statements and the proposal to remove the supermajority voting requirements to amend your governing documents (Proposal Five) was in your 2023 Proxy Statement. Why is each proposal again in your 2024 Proxy Statement?

Since 2018, in response to stockholder feedback, we proposed to amend Sections 3, 4 and 5 of Article VI of our Restated Certificate of Incorporation in order to phase in the declassification of our Board. As stated above, per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Article VI, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The 2018, 2019, 2020, 2021, 2022 and 2023 proposals to declassify our Board each failed, receiving approximately 61.0%, 60.7%, 46.8%, 56.7%, 57.6% and 63.8%, respectively, of the affirmative vote of our then-outstanding shares of capital stock. Of those shares that voted for this proposal at each annual meeting in 2018, 2019, 2020, 2021, 2022 and

LENDINGCLUB CORPORATION | 78

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
2023, the overwhelming majority voted in favor of the proposal. Accordingly, the proposal to declassify our Board did not pass in prior years because voter turn-out was not sufficient.

Similarly, in 2023, in response to stockholder feedback, we proposed to amend Articles V and X of our Restated Certificate of Incorporation to remove the supermajority voting requirements to amend our governing documents. As stated above, per Article X of our Restated Certificate of Incorporation, amending certain Articles of our Restated Certificate of Incorporation, including Articles V and X, requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The 2023 proposal to remove our supermajority voting requirements failed, receiving approximately 63.8% of the affirmative vote of our then-outstanding shares of capital stock. Of those shares that voted for this proposal at the 2023 Annual Meeting of Stockholders, the overwhelming majority voted in favor of the proposal. Accordingly, the proposal to remove the supermajority voting requirements to amend our governing documents did not pass previously because voter turn-out was not sufficient.

In light of the strong stockholder support each of these proposals have received in prior years and because the Board continues to believe in the merits of declassifying our Board and removing the supermajority voting requirements to amend our governing documents, it has included each of the proposals again for consideration and recommends that stockholders vote in favor of each of the proposals.

15.    How will my proxy be voted?

All signed, returned proxies that are not revoked will be voted in accordance with the instructions provided. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted “for” such proposal, or in the case of the election of directors, voted “for” election of all nominees presented by the Board.

16.    How do I change or revoke my proxy?

Any person who provides a proxy by voting via the Internet, by phone or by submitting a proxy card has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy delivered before or during the Annual Meeting, by voting again on a later date on the Internet or by phone (only your latest Internet or phone proxy submitted prior to the Annual Meeting will be counted) or by participation at the Annual Meeting and voting at the Annual Meeting via the Internet. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must obtain a legal proxy from the broker, as described in the section “Who is entitled to vote at the Annual Meeting?” above.

17.    Who will count the votes?

We have designated a representative of Broadridge Financial Solutions, Inc. as the Inspector of Elections who will count the votes.

18.    How can I make proposals or nominate a director at next year’s annual meeting?

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal to be considered for inclusion in our Proxy Statement and form of proxy relating to our annual meeting of stockholders to be held in 2025 pursuant to SEC Rule 14a-8, the proposal must be received by us at our principal executive offices no later than December 26, 2024. Stockholders wishing to bring a proposal or nominate a director before the annual meeting to be held in 2025 (but would not be included in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices received between February 26, 2025 and March 28, 2025, and comply with the other provisions of our Bylaws. In addition, any notice of a director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act.

LENDINGCLUB CORPORATION | 79

2024 PROXY STATEMENT | QUESTIONS AND ANSWERS
19.    Who pays for the expenses of solicitation?

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. Following the original mailing of the proxies and other soliciting materials, we or our agents may also solicit proxies in person, by phone or email. Following the original mailing of the proxies and other soliciting materials, we will request that banks, brokers, custodians, nominees and other stockholders of record of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees and other stockholders of record for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

We have engaged D.F. King & Co., Inc., a professional proxy solicitation firm, to assist us in distributing proxy materials and soliciting proxies for a fee of $12,500, plus reasonable out-of-pocket expenses.

If you vote using the Internet or by phone, you may incur data or telephone usage charges from Internet access providers and phone companies. We do not reimburse those costs.

20.    I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

When two or more stockholders share the same address, the SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to that shared address. This process, which is commonly referred to as “householding,” is intended to be convenient for stockholders and companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, you may notify your broker. Additionally, upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, Annual Report and other proxy materials, you may write or email Investor Relations at 595 Market Street, Suite 200, San Francisco, California 94105, Attn: Investor Relations, email address IR@lendingclub.com.

Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and Proxy Statements by contacting your broker or us at the address or telephone number identified above.

21.    How do I request paper copies of the proxy materials, including the annual report?

You may request paper copies of the 2024 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning (800) 579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

Additionally, we will mail without charge, upon written request, a copy of our Annual Report, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to 595 Market Street, Suite 200, San Francisco, California 94105, Attn: Investor Relations. The Annual Report is also available at http://ir.lendingclub.com.

22.    Will a list of stockholders be made available?

We will make a list of record holders available ten days prior to the Annual Meeting, at our offices located at 595 Market Street, Suite 200, San Francisco, California 94105. Please contact us at (415) 930-7440 if you wish to inspect the list of stockholders prior to the Annual Meeting.

LENDINGCLUB CORPORATION | 80

2024 PROXY STATEMENT | OTHER BUSINESS
OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to participate in the Annual Meeting via the Internet, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope, or vote via the Internet or by phone, so that your shares may be represented at the Annual Meeting.

LENDINGCLUB CORPORATION | 81

2024 PROXY STATEMENT | ANNEX I
ANNEX I

Amendments to the Restated Certificate of Incorporation to Declassify the Board

If Proposal Four is passed, then Sections 3, 4 and 5 of Article VI of our Restated Certificate of Incorporation shall be amended as follows:

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

* * * * * * * * * * *

3. ~~Classified~~ Board Election. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board may assign members of the Board already in office to the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, relating to the offer and sale of Common Stock to the public (the “Initial Public Offering”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the closing of the Initial Public Offering and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected after the date of the annual meeting of stockholders to be held in 2024 shall stand for election as a director at the next annual meeting of stockholders and shall, if elected, hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. At and after the annual meeting of stockholders to be held in 2027, the directors shall no longer be classified with respect to the time for which they hold office.

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws. ~~Subject~~Until the annual meeting of stockholders to be held in 2027, subject to the rights of the holders of any series of Preferred Stock, no director may be removed except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class. From and after the annual meeting of stockholders to be held in 2027, holders of a majority of the shares then entitled to vote at an election of directors voting together as a single class may remove any director or the entire Board with or without cause. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

5. Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders (or, if so elected prior to the annual meeting of stockholders to be held in 2027, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires ~~or~~) and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

* * * * * * * * * * *

LENDINGCLUB CORPORATION | 82

2024 PROXY STATEMENT | ANNEX II
ANNEX II

Amendments to the Restated Certificate of Incorporation to the Remove Supermajority Voting Requirements

If Proposal Five is passed, then Articles V and X of our Restated Certificate of Incorporation shall be amended as follows:

ARTICLE V: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to a Certificate of Designation), the affirmative vote of the holders of at least ~~two-thirds~~ a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X or Article V, Article VI, Article VII or Article VIII~~.

* * * * * * * * * * *

LENDINGCLUB CORPORATION | 83

2024 PROXY STATEMENT | ANNEX III
ANNEX III

Amendments to the Restated Certificate of Incorporation to Limit the Personal Liability of Certain Officers of the Company as Permitted by Delaware Law

If Proposal Six is passed, then our Restated Certificate of Incorporation shall be amended to add Article XI as follows:

ARTICLE XI: OFFICER LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of an officer, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of an officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

* * * * * * * * * * *

LENDINGCLUB CORPORATION | 84

2024 PROXY STATEMENT | ANNEX IV
ANNEX IV

Amendment and Restatement of 2014 Employee Stock Purchase Plan to Extend Term

If Proposal Seven is passed, then the Company’s 2014 Employee Stock Purchase Plan shall be amended and restated as follows:

LENDINGCLUB CORPORATION
2014 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated on ________, 2024

1. PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of the Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options that are not intended to meet Section 423 requirements, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

The shares of Common Stock purchasable by Participants under the Plan shall, solely in the Committee’s discretion, be made available from either authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased on the open market. Subject to Section 14, a total of 600,000 shares are reserved for issuance under this Plan. In addition, on each January 1 of each of the calendar years 2015 through 2024, the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of Common Stock and Common Stock equivalents outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, no more than Eleven million, two hundred thousand (11,200,000) shares of Common Stock may be issued over the term of this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.

3. ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options that are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

LENDINGCLUB CORPORATION | 85

2024 PROXY STATEMENT | ANNEX IV
4. ELIGIBILITY.

(a) Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(i) employees who are customarily employed for twenty (20) hours or less per week;

(ii) employees who are customarily employed for five (5) months or less in a calendar year; and

(iii) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b) No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.

5. OFFERING DATES.

(a) Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.

(b) The initial Offering Period shall commence on the Effective Date and shall end with the Purchase Date that occurs on May 10, 2015 or another date selected by the Committee which is six (6) months or more after the commencement of the initial Offering Period, but no more than twenty-seven (27) months after the commencement of the initial Offering period. The initial Offering Period shall consist of one Purchase Period. Thereafter, a six (6) month Offering Period shall commence on each May 11 and November 11, with each such Offering Period also consisting of one six-month Purchase Period, except as otherwise provided by an applicable subplan, or on such other date determined by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.

6. PARTICIPATION IN THIS PLAN.

(a) Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to an Offering Period will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b) With respect to each Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any

LENDINGCLUB CORPORATION | 86

2024 PROXY STATEMENT | ANNEX IV
additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7. GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) the Offering Date Price (as such term is defined in Section 8(a) below but in no event less than the par value of a share of the Common Stock, or (ii) the Purchase Date Price (as such term is defined in Section 8(b) below); provided, however, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8. PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be determined by the Committee (and the Committee may change the discount from Fair Market Value from one Offering Period to another), but shall be no less than eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date (with applicable discount, the “Offering Date Price”); or

(b) The Fair Market Value on the Purchase Date (with applicable discount, the “Purchase Date Price”).

9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.

(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form due to local legal requirements. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean solely base salary or all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(b) A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during a Purchase Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Purchase Period, or such other time period as specified by the Committee.

(c) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the payroll deduction

LENDINGCLUB CORPORATION | 87

2024 PROXY STATEMENT | ANNEX IV
percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent necessary to comply with local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10. LIMITATIONS ON SHARES TO BE PURCHASED.

(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

LENDINGCLUB CORPORATION | 88

2024 PROXY STATEMENT | ANNEX IV
(iii) In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) In no event shall a Participant be permitted to purchase more than 500 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11. WITHDRAWAL.

(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the

LENDINGCLUB CORPORATION | 89

2024 PROXY STATEMENT | ANNEX IV
Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14. CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, a Participant will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25

LENDINGCLUB CORPORATION | 90

2024 PROXY STATEMENT | ANNEX IV
below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the twentieth anniversary of the Effective Date under the Plan.

22. DESIGNATION OF BENEFICIARY.

(a) Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

LENDINGCLUB CORPORATION | 91

2024 PROXY STATEMENT | ANNEX IV
26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27. CODE SECTION 409A; TAX QUALIFICATION.

(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

27. HOLDING PERIOD.

In advance of any Offering Period, the Committee may require that any shares of Common Stock acquired under the Plan by Participants during such Offering Period be restricted from being sold or otherwise disposed of by the Participant until a certain period of time, to be established by the Committee in advance of the applicable Offering Period, lapses from the applicable Purchase Date.

28. DEFINITIONS.

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of the Board that consists exclusively of one or more members of the Board appointed by the Board.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean LendingClub Corporation.

(g) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the

LENDINGCLUB CORPORATION | 92

2024 PROXY STATEMENT | ANNEX IV
Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Effective Date” shall mean the date on which the Registration Statement related to the initial public offering of the shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(i) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(1) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4) with respect to the initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of Common Stock; and

(5) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(j) “IPO” shall mean the initial public offering of Common Stock.

(k) “Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(l) “Offering Date” shall mean the first business day of each Offering Period. However, for the initial Offering Period the Offering Date shall be the Effective Date.

(m) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(n) “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(o) “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(p) “Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(q) “Plan” shall mean this LendingClub Corporation 2014 Employee Stock Purchase Plan.

(r) “Purchase Date” shall mean the last business day of each Purchase Period.

(s) “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(t) “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

LENDINGCLUB CORPORATION | 93

2024 PROXY STATEMENT | ANNEX IV

(u) “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

* * * * * * * * * * *

LENDINGCLUB CORPORATION | 94

2024 PROXY STATEMENT | EXHIBIT A
EXHIBIT A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains Pre-Provision Net Revenue (PPNR), a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe PPNR provides management and investors with useful supplemental information about the underlying financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and enables comparison of our financial results with other public companies. However, PPNR has limitations as an analytical tool and you should not consider it in isolation or as a substitute for an analysis of our results under GAAP.

The following tables provide a reconciliation of PPNR to the nearest GAAP measure:

For the year ended December 31,	2023	2022	2021	2020
GAAP Net income (loss)	$38,939	$289,685	$18,580	$(187,538)
Less: Provision for credit losses	(243,565)	(267,326)	(138,800)	(3,382)
Less: Income tax benefit (expense)	(15,678)	136,648	136	79
Pre-provision net revenue	$298,182	$420,363	$157,244	$(184,235)

For the year ended December 31,	2023	2022	2021	2020
Non-interest income	$302,781	$712,391	$605,799	$258,756
Net interest income	561,838	474,825	212,831	59,328
Total net revenue	864,619	1,187,216	818,630	318,084
Non-interest expense	(566,437)	(766,853)	(661,386)	(502,319)
Pre-provision net revenue	298,182	420,363	157,244	(184,235)
Provision for credit losses	(243,565)	(267,326)	(138,800)	(3,382)
Income (Loss) before income tax benefit (expense)	54,617	153,037	18,444	(187,617)
Income tax benefit (expense)	(15,678)	136,648	136	79
GAAP Net income (loss)	$38,939	$289,685	$18,580	$(187,538)

LENDINGCLUB CORPORATION | 95

2024 PROXY STATEMENT | PROXY CARDS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49509-P06739

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LENDINGCLUB CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Syed Faiz Ahmad	☐	☐	☐
1b. Allan Landon	☐	☐	☐
1c. Timothy Mayopoulos	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 7.	**For**	**Against**	**Abstain**
2. Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
4. Approval of an amendment and restatement of our Restated Certificate of Incorporation (the Declassification Amendment) that would phase in the declassification of our Board.	☐	☐	☐
5. Approval of an amendment and restatement of our Restated Certificate of Incorporation (the Supermajority Voting Amendment) that would remove the supermajority voting requirements to amend our Restated Certificate of Incorporation or our Bylaws.	☐	☐	☐
6. Approval of an amendment and restatement of our Restated Certificate of Incorporation (the Officer Exculpation Amendment) that would limit the personal liability of certain officers of the Company as permitted by Delaware law.	☐	☐	☐
7. Approval of an amendment and restatement of our 2014 Employee Stock Purchase Plan (the ESPP Amendment) that would extend the expiration of the 2014 Employee Stock Purchase Plan to December 2034, and make certain other changes.	☐	☐	☐

NOTE: Transact such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2024 PROXY STATEMENT | PROXY CARDS

V49510-P06739

LENDINGCLUB CORPORATION
Annual Meeting of Stockholders
June 11, 2024, 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Scott Sanborn and Andrew LaBenne or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LENDINGCLUB CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on June 11, 2024 held via a live webcast at www.virtualshareholdermeeting.com/LC2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side